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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

    Filed by the Registrant  /X/

    Filed by a Party other than the Registrant  / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                             HEXCEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3)
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed::
         -----------------------------------------------------------------------

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
   [LOGO]
                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                        STAMFORD, CONNECTICUT 06901-3238
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1999
                             ---------------------

To the Stockholders of Hexcel Corporation:

    NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of Hexcel Corporation, a Delaware corporation ("Hexcel"), will be held at the Marriott Hotel, Two Stamford Forum, Stamford, Connecticut, on May 20, 1999 at 10:30 a.m., local time, for the following purposes:

        1. To elect ten individuals (John M.D. Cheesmond, Marshall S. Geller, Harold E. Kinne, John J. Lee, John J. McGraw, Martin Riediker, Stanley Sherman, Martin L. Solomon, George S. Springer and Franklin S. Wimer) to Hexcel's Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

        2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    Hexcel's Board of Directors (the "Board of Directors") has fixed the close of business on March 22, 1999 as the record date (the "Record Date") for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Hexcel common stock at the close of business on the Record Date shall be entitled to vote at the Annual Meeting, either by proxy or in person. A list of such stockholders will be available for inspection at the offices of Hexcel at least 10 days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting. Each share of Hexcel common stock is entitled to one vote on each matter to be acted upon or which may properly come before the Annual Meeting.

    The enclosed proxy is solicited by the Board of Directors. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly using the enclosed pre-addressed, postage-paid, return envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is appreciated.

                                          By order of the Board of Directors
                                          /s/ Ira J. Krakower
                                          Ira J. Krakower
                                          Secretary

Dated: April 12, 1999

           YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                  PRE-ADDRESSED, POSTAGE-PAID RETURN ENVELOPE.

                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                        STAMFORD, CONNECTICUT 06901-3238
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1999

                            ------------------------

    This Proxy Statement is being furnished to the stockholders of Hexcel Corporation, a Delaware corporation ("Hexcel"), in connection with the solicitation of proxies by Hexcel's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of Hexcel to be held at the Marriott Hotel, Two Stamford Forum, Stamford, Connecticut, on May 20, 1999 at 10:30 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to consider and vote on (i) the election of ten individuals (John M.D. Cheesmond, Marshall S. Geller, Harold E. Kinne, John J. Lee, John J. McGraw, Martin Riediker, Stanley Sherman, Martin L. Solomon, George S. Springer and Franklin S. Wimer) to the Board of Directors; and (ii) such other matters as may properly come before the Annual Meeting.

    The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Annual Meeting. The persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon at their discretion and in accordance with their judgment on such matters.

    This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of Hexcel on or about April 12, 1999. The date of this Proxy Statement is April 12, 1999.

    No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Hexcel or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of Hexcel since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                                                                                                                PAGE
                                                                                                                -----

THE MEETING................................................................................................           3

  General..................................................................................................           3

  Matters to be Considered at the Meeting..................................................................           3

  Record Date; Voting Rights...............................................................................           3

  Proxies..................................................................................................           3

  Recommendations of the Board of Directors................................................................           4

ELECTION OF DIRECTORS......................................................................................           4

  Information Regarding the Directors......................................................................           5

  Meetings and Standing Committees of the Board of Directors...............................................           8

EXECUTIVE OFFICERS.........................................................................................           9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          11

  Stock Beneficially Owned by Principal Stockholders.......................................................          11

  Stock Beneficially Owned by Directors and Officers.......................................................          12

EXECUTIVE COMPENSATION.....................................................................................          13

  Summary Compensation Table...............................................................................          13

  Stock Options............................................................................................          16

  Deferred Compensation....................................................................................          18

  Employment and Other Agreements..........................................................................          19

  Compensation Committee Report on Executive Compensation..................................................          22

  Compensation Committee Interlocks and Insider Participation..............................................          25

  Compensation of Directors................................................................................          25

PERFORMANCE GRAPH..........................................................................................          26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          27

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................          33

OTHER MATTERS..............................................................................................          33

STOCKHOLDER PROPOSALS......................................................................................          33

INDEPENDENT AUDITORS.......................................................................................          33

ANNUAL REPORT..............................................................................................          33

                                  THE MEETING

GENERAL

    This Proxy Statement is being furnished to stockholders of Hexcel in connection with the solicitation of proxies by the Board of Directors of Hexcel for use at the Annual Meeting to be held at the Marriott Hotel, Two Stamford Forum, Stamford, Connecticut, on May 20, 1999 at 10:30 a.m., local time, and at any adjournment or postponement thereof. Each copy of this Proxy Statement is accompanied by a proxy card for use at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Annual Meeting, holders of Hexcel's common stock, par value $0.01 per share ("Hexcel Common") will vote upon (i) the election of ten individuals to the Board of Directors; and (ii) such other matters as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE; VOTING RIGHTS

    The Board of Directors of Hexcel has fixed the close of business on March 22, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). This Proxy Statement and the enclosed proxy card are being mailed on or about April 12, 1999 to holders of record of Hexcel Common on the Record Date. On the Record Date, there were 36,408,885 shares of Hexcel Common outstanding held by 1,779 stockholders of record.

    The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Hexcel Common entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The election of directors requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under the rules of the New York Stock Exchange brokers who hold shares in "street name" have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Delaware law, in determining whether the proposal to elect directors has received the requisite vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

    Under the terms of a Governance Agreement dated as of February 29, 1996, between Hexcel and Ciba-Geigy Limited ("CGL"), as amended in accordance with the Hexcel Consent Letter (as defined below) (the "Governance Agreement"), Ciba Specialty Chemicals Holding Inc. ("Ciba"), which currently beneficially holds 49.6% of the issued and outstanding Hexcel Common, is subject to certain voting restrictions with respect to the shares of Hexcel Common held by it. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." In accordance with the terms of the Governance Agreement, Ciba has indicated that it will vote its shares of Hexcel Common in favor of each of the nominees for election to the Board of Directors.

PROXIES

    All shares of Hexcel Common which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at such Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted as follows:

    FOR the election of each of the nominees to Hexcel's Board of Directors.

    If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder, or their duly constituted substitutes acting at the Annual Meeting, will have discretion to vote on such matters in accordance with their judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Hexcel at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Hexcel before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Notice of revocation or subsequent proxy should be sent so as to be delivered to Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901-3238, Attention: Secretary, or hand delivered to the Secretary of Hexcel, at or before the taking of the vote at the Annual Meeting.

    The cost of solicitation of proxies will be paid by Hexcel. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers and employees of Hexcel in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Hexcel will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the election of each of the nominees to the Board of Directors. See "ELECTION OF DIRECTORS".

                             ELECTION OF DIRECTORS

    On February 29, 1996, the Board of Directors was reconstituted in accordance with the terms of the Governance Agreement and a Strategic Alliance Agreement, dated as of September 29, 1995 (the "Strategic Alliance Agreement") among Hexcel, CGL and Ciba-Geigy Corporation ("CGC" and together with CGL, "Ciba-Geigy"). In accordance with a consent letter dated February 21, 1997 (the "Hexcel Consent Letter"), Hexcel consented to the assignment by Ciba-Geigy of all of its rights under such agreements to Ciba and to the assumption by Ciba of all obligations thereunder. As amended in accordance with the Hexcel Consent Letter, the Governance Agreement provides that the Board of Directors shall consist of ten directors, including four directors designated by Ciba (the "Ciba Directors") (currently John M.D. Cheesmond, John J. McGraw, Martin Riediker and Stanley Sherman), the Chairman of the Board of Hexcel (John J. Lee), the President of Hexcel (Harold E. Kinne) and four additional directors who are independent of Ciba (the "Independent Directors") (currently Marshall S. Geller, Martin L. Solomon, George S. Springer and Franklin S. Wimer).

    Pursuant to the Governance Agreement, the composition of any slate of nominees to be presented to stockholders of Hexcel for election to the Board of Directors is generally determined as follows: (i) if Ciba beneficially owns voting securities representing 30% or more of the total voting power of Hexcel, the slate of nominees will consist of four individuals designated by Ciba (the "Ciba Nominees"), the Chairman of the Board of Hexcel, the President of Hexcel and four additional individuals, each of whom (x) is not a Ciba Director, (y) is not and has not been an officer, employee or director of Ciba or any affiliate or associate of Ciba and (z) has no affiliation or relationship with Ciba or its affiliates such that a reasonable person would regard such person as likely to be influenced by Ciba or its affiliates (the "Independent Nominees"); (ii) if Ciba beneficially owns voting securities representing less than 30% but at least 20% of the total voting power of Hexcel, the slate of nominees will consist of three Ciba Nominees, the Chairman, the President and five additional Independent Nominees; (iii) if Ciba beneficially owns voting securities representing less than 20% but at least 15% of the total voting power of Hexcel, the slate of nominees will consist of two Ciba Nominees, the Chairman, the President and six additional Independent Nominees; and (iv) if Ciba beneficially owns voting securities representing less than 15% but at least 10% of the total voting power of Hexcel, the slate of nominees will consist of one Ciba Nominee, the Chairman, the President and seven additional Independent Nominees. In accordance with the Governance Agreement, Independent Nominees are designated by the Independent Directors (including the Chairman and the President if he or she is an Independent Director). Ciba is required to vote its shares of Hexcel Common in favor of the slate of nominees determined in accordance with the Governance Agreement.

    Ciba currently beneficially owns approximately 49.6% of the total voting power of Hexcel. In accordance with the Governance Agreement, the following individuals have been nominated for election to the Board of Directors: (i) John
J. Lee and Harold E. Kinne (the Chairman and President, respectively); (ii) John M.D. Cheesmond, John J. McGraw, Martin Riediker and Stanley Sherman (the Ciba Nominees); and (iii) Marshall S. Geller, Martin L. Solomon, George S. Springer and Franklin S. Wimer (the Independent Nominees). All of the nominees for election to the Board of Directors are currently serving as directors of Hexcel.

    Unless otherwise instructed on the enclosed proxy card, the persons named therein will vote such proxy (if properly executed and returned) for the election of each of the director nominees. In case any nominee becomes unavailable for election or declines to serve for any reason, an event Hexcel does not anticipate, the shares of Hexcel Common represented by a properly executed and returned proxy will be voted for an alternative or alternatives designated in accordance with the Governance Agreement.

INFORMATION REGARDING THE DIRECTORS

    Set forth below is certain information concerning the current directors of Hexcel as of February 28, 1999. All current directors have been nominated for reelection to the Board of Directors. There are no family relationships among any Hexcel executive officer or director.

                                                                DIRECTOR
NAME                                                  AGE         SINCE                 POSITION(S) WITH HEXCEL
------------------------------------------------      ---      -----------  ------------------------------------------------
John J. Lee.....................................          62         1993   Chairman of the Board; Chief Executive
                                                                              Officer; Director
Harold E. Kinne.................................          59         1998   President; Chief Operating
                                                                              Officer; Director
John M.D. Cheesmond.............................          49         1996   Director
Marshall S. Geller..............................          60         1994   Director
John J. McGraw..................................          58         1999   Director
Martin Riediker.................................          47         1999   Director
Stanley Sherman.................................          60         1996   Director
Martin L. Solomon...............................          62         1996   Director
George S. Springer..............................          65         1993   Director
Franklin S. Wimer...............................          62         1995   Director

    JOHN J. LEE, age 62, has served as Chairman of the Board of Directors of Hexcel since February 1996, Chief Executive Officer since January 1994, President from May 1997 to July 1998; Chairman and Chief Executive Officer from January 1994 to February 1995, Chairman and Co-Chief Executive Officer from July 1993 to December 1993 and a director since May 1993. He also serves as Chairman of the Nominating Committee and is a member of the Finance Committee of Hexcel. Mr. Lee is a director of Hvide Marine Incorporated, a marine support and transportation services company. He has served as Chairman of the Board, President and Chief Executive Officer of Lee Development Corporation, a merchant banking company, since 1987. He is also trustee of Yale University. Mr. Lee was a director of Aviva Petroleum Corporation, an oil and gas exploration company, from 1993 to 1998, a director of XTRA Corporation, a transportation equipment leasing company, from 1990 to 1996 and Chairman of the Board and Chief Executive Officer of Seminole Corporation, a manufacturer and distributor of fertilizer, from 1989 to 1993. He served as an adviser to the Clipper Group, a private investment partnership, from 1993 to 1998. Mr. Lee also served as a director of Tosco Corporation, a national refiner and marketer of petroleum products, from 1988 to 1993 and as President and Chief Operating Officer of Tosco Corporation from 1990 through 1993.

    HAROLD E. KINNE, age 59, has served as President, Chief Operating Officer and a member of the Board of Directors of Hexcel since July 1998. Prior to joining Hexcel, he was President of the Additives Division, Corporate Vice President, a member of the Corporate Management Committee and a director of Ciba Specialty Chemicals Corporation from 1996 to June 1998. Mr. Kinne also held the same positions in

CGC from 1988 through 1996. Prior to that, Mr. Kinne served as Vice President, Pigments, for the Plastics & Additives Division of CGC from 1986 to 1988. Mr. Kinne has held various other technical and managerial positions with CGC from 1965 to 1986.

    JOHN M.D. CHEESMOND, age 49, has been a director of Hexcel since February 1996. Mr. Cheesmond is Chairman of the Executive Compensation Committee and a member of the Finance Committee of Hexcel. Mr. Cheesmond is Executive Vice President of Ciba Specialty Chemicals, Inc. Mr. Cheesmond was Senior Vice President and Head of Regional Finance and Control of CGL from 1994 to 1996. From 1991 to 1993, Mr. Cheesmond served as Group Vice President, Planning, Information and Control at Ciba Vision Corporation.

    MARSHALL S. GELLER, age 60, served as Co-Chairman of the Board of Directors of Hexcel from February 1995 to February 1996 and has been a director of Hexcel since August 1994. Mr. Geller also serves as a member of the Audit, Executive Compensation and Nominating Committees of Hexcel. Mr. Geller has served as Chairman of the Board, Chief Executive Officer and founding partner at Geller & Friend Capital Partners, Inc., a merchant banking firm, since 1995. Mr. Geller was Senior Managing Director of Golenberg & Geller, Inc., a merchant banking firm, from 1991 to 1995; Vice Chairman of Gruntal & Company, an investment banking firm, from 1988 to 1990; and a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm, from 1967 to 1988. Mr. Geller is currently a director of Ballantyne of Omaha, Inc., Players International, Value Vision International, Inc., iMall Inc., Cabletel Communications Corp., Stroud's, Inc. and various other privately-held corporations and charitable organizations.

    JOHN J. McGRAW, age 58, has been a director of Hexcel since February 1999. Mr. McGraw is Vice President, General Counsel, Secretary and a member of the Board of Directors of Ciba Specialty Chemicals Corporation. Mr. McGraw served as Vice President, General Counsel and Secretary of CGC from 1986 to 1996, and was a member of the Board of Directors and of the Finance Committee of CGC from 1989 to 1996. Mr. McGraw also serves on the Board of Directors of the Westchester Legal Aid Society.

    MARTIN RIEDIKER, age 47, has been a director of Hexcel since February 1999. Mr. Riediker is Global President of Ciba's Consumer Care Division and a member of Ciba's Executive Committee and as such is also responsible for Ciba's Performance Polymers Division. Mr. Riediker was appointed Head of CGL's Ciba Chemicals Division in 1995. From 1994 to 1995 he served as head of CGC's US Polymers Division and as a Management Committee member of CGC in the United States.

    STANLEY SHERMAN, age 60, has been a director of Hexcel since February 1996. Mr. Sherman also serves as a member of the Executive Compensation and Finance Committees of Hexcel. Mr. Sherman is President, Chief Executive Officer and Chairman of the Board of Ciba Specialty Chemicals Corporation and Chairman of the Board of Ciba Specialty Chemicals (Canada). Mr. Sherman served as a director and Vice President and Chief Financial Officer of CGC from 1991 to 1996, and was a member of the Finance Committee and the Corporate Management Committee of CGC's Board of Directors. From 1986 to 1991, Mr. Sherman served as Vice President-Corporate Planning of CGC. Mr. Sherman also serves on the Board of Directors of the Chemical Manufacturers Association and of the Westchester Educational Coalition.

    MARTIN L. SOLOMON, age 62, has been a director of Hexcel since May 1996. Mr. Solomon serves as Chairman of the Finance Committee and is a member of the Audit and Executive Compensation Committees of Hexcel. Mr. Solomon has been Chairman and Chief Executive Officer of American County Holdings, Inc., an insurance holding company, since 1997 and a self-employed investor since 1990. Mr. Solomon was a director and Vice Chairman of the Board of Directors of Great Dane Holdings, Inc., which is engaged in the manufacture of transportation equipment, automobile stamping, the leasing of taxis and insurance, from 1985 to 1996, was Managing Partner of Value Equity Associates I, L.R., an investment partnership, from 1988 to 1990, and was an investment analyst and portfolio manager of Steinhardt Partners, an investment partnership, from 1985 to 1987. Mr. Solomon has been a director of

XTRA Corporation since 1990 and a director of Telephone and Data Systems Inc., a diversified telecommunications service company, since 1997. Mr. Solomon is also a director of various privately-held corporations and civic organizations.

    GEORGE S. SPRINGER, age 65, has been a director of Hexcel since January 1993. Mr. Springer also serves as Chairman of the Technology Committee of Hexcel. Mr. Springer is the Paul Pigott Professor and Chairman of the Department of Aeronautics and Astronautics, and by courtesy, Professor of Mechanical Engineering and Professor of Civil Engineering, at Stanford University. Mr. Springer joined Stanford University's faculty in 1983.

    FRANKLIN S. WIMER, age 62, was a director of Hexcel from February 1995 to February 1996 and was reelected in May 1996. Mr. Wimer also serves as Chairman of the Audit Committee and is a member of the Technology Committee of Hexcel. Mr. Wimer is President and Principal of UniRock Management Corporation ("UniRock"), a private merchant banking firm based in Denver, Colorado. Mr. Wimer has been with UniRock since 1987. UniRock acted as strategic planning consultant to Hexcel from December 1993 through April 1996. Mr. Wimer is currently Chairman of the Board of Vista Restaurants, Inc., Chairman of the Board of Colorado Gaming & Entertainment Co. and is a director of the Denver Paralegal Institute and Foresight Products, Inc.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR
                                    DIRECTOR

MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

    During 1998, there were 12 meetings of the Board of Directors and 23 meetings in the aggregate of the five standing committees of the Board. Overall attendance at the Board and committee meetings was approximately 94% in 1998. Each of the incumbent directors who served on the Board and its committees during 1998 attended or participated in at least 75% of the aggregate number of Board of Directors meetings and applicable committee meetings held during 1998.

    The Board of Directors has established the following standing committees:
Audit Committee; Executive Compensation Committee; Finance Committee; Nominating Committee; and Technology Committee. The Board of Directors may establish other special or standing committees from time to time. Members of committees serve at the discretion of the Board of Directors. In accordance with the Governance Agreement and subject to applicable law, rules and regulations (including those of applicable self-regulatory organizations), for so long as Ciba beneficially owns voting securities representing at least 40% of the total voting power of Hexcel, each committee of the Board of Directors will consist of an equal number of Ciba Directors and Independent Directors. At all other times each committee will be comprised such that Ciba's representation on each committee is at least proportionate to its representation on the Board of Directors unless the committee is comprised of three members or less, in which case at least one Ciba Director will serve on such committee.

    On behalf of the Board of Directors, the Audit Committee reviews, with management and the independent auditors as deemed necessary, the financial statements, the results of the annual audit and internal accounting and control matters. It also recommends to the Board of Directors the selection of auditors. While the Audit Committee is concerned with the accuracy and completeness of Hexcel's financial statements and matters relating thereto, it is not in a position to, nor does it in any sense professionally evaluate the quality of the independent audit. It is believed that the Audit Committee's activities serve a useful function in providing ongoing review on behalf of the Board of Directors but they in no way alter the traditional roles and responsibilities of Hexcel's management and independent auditors with respect to the accounting and control functions and financial statements. The current members of the Audit Committee are Messrs. Wimer (Chairman), Geller and Solomon. During 1998, the Audit Committee held 6 meetings.

    The Executive Compensation Committee makes recommendations to the Board of Directors on matters pertaining to the compensation of, and certain related matters affecting, Hexcel's executive officers. The Executive Compensation Committee also administers Hexcel's incentive plans and makes grants of stock options and/or awards of restricted stock units or other equity based compensation to executive officers and certain non-officer key employees of Hexcel. The current members of the Executive Compensation Committee are Messrs. Cheesmond (Chairman), Geller, Sherman and Solomon. During 1998, the Executive Compensation Committee held 7 meetings.

    The Finance Committee oversees certain financial affairs of Hexcel and makes recommendations to the Board of Directors with respect thereto. The current members of the Finance Committee are Messrs. Solomon (Chairman), Cheesmond, Lee and Sherman. During 1998, the Finance Committee held 8 meetings.

    The Nominating Committee recommends nominees for the Board of Directors. The Nominating Committee does not solicit stockholder recommendations for nomination. Under the Governance Agreement, the Nominating Committee is required to nominate the Chairman, the President, the Ciba Nominees and the Independent Nominees. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--THE GOVERNANCE AGREEMENT." The current members of the Nominating Committee are Messrs. Lee (Chairman), Geller, McGraw and Riediker. During 1998, the Nominating Committee held 1 meeting.

    The Technology Committee oversees Hexcel's technological processes and research and development activities and makes recommendations to the Board of Directors with respect thereto. The current members of the Technology Committee are Messrs. Springer (Chairman), Wimer, McGraw and Riediker. During 1998, the Technology Committee held 1 meeting.

           YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                  PRE-ADDRESSED, POSTAGE-PAID RETURN ENVELOPE.

                               EXECUTIVE OFFICERS

    Set forth below is certain information concerning the executive officers of Hexcel and all persons chosen to become executive officers of Hexcel as of March 1, 1999. For additional information concerning Messrs. Lee and Kinne, see "ELECTION OF DIRECTORS--Information Regarding the Directors."

                                                    EXECUTIVE
                                                     OFFICER
NAME                                      AGE         SINCE                      POSITION(S) WITH HEXCEL
------------------------------------      ---      -----------  ----------------------------------------------------------
John J. Lee.........................          62         1993   Chairman of the Board; Chief Executive Officer; Director
Harold E. Kinne.....................          59         1998   President; Chief Operating Officer; Director
Stephen C. Forsyth..................          43         1994   Executive Vice President; Chief Financial Officer
Ira J. Krakower.....................          58         1996   Senior Vice President; General Counsel; Secretary
Lynn L. Brown.......................          49         1999   Vice President of Human Resources
Wayne C. Pensky.....................          43         1993   Vice President; Corporate Controller; Chief Accounting
                                                                  Officer
Robert A. Petrisko..................          44         1993   Vice President of Corporate Research and Technology
Gary L. Sandercock..................          58         1989   Vice President of Corporate Manufacturing and Employee
                                                                  Health and Safety
Joseph H. Shaulson..................          33         1996   Vice President of Planning and Integration
David M. Wong.......................          54         1996   Vice President of Corporate Affairs
Bruce D. Herman.....................          43         1996   Treasurer
William Hunt........................          56         1996   President of the Composite Materials business unit
William D. Bennison.................          54         1998   President of the Hexcel Schwebel business unit
Justin P. S. Taylor.................          45         1996   President of the Structures and Interiors business unit
James N. Burns......................          59         1996   President of the Fibers business unit

    STEPHEN C. FORSYTH, age 43, has served as Executive Vice President of Hexcel since June 1998, Chief Financial Officer since November 1996 and Senior Vice President of Finance and Administration between February 1996 and June 1998. Mr. Forsyth served as Vice President of International Operations of Hexcel from October 1994 to February 1996, General Manager of Hexcel's Resins Business and Export Marketing from 1989 to 1994 and has held other general management positions with Hexcel from 1980 to 1989. Mr. Forsyth joined Hexcel in 1980.

    IRA J. KRAKOWER, age 58, has served as Senior Vice President, General Counsel and Secretary of Hexcel since September 1996. Prior to joining Hexcel, Mr. Krakower served as Vice President and General Counsel to Uniroyal Chemical Corporation from 1986 to August 1996 and served on the Board of Directors of and as Secretary of Uniroyal Chemical Company, Inc. from 1989 to 1996.

    LYNN L. BROWN, age 49, has served as Vice President of Human Resources of Hexcel since March 1999. Prior to joining Hexcel, Ms. Brown served as Vice President of Human Resources at MKE-Quantum Components, LLC from 1998 to February 1999, as Vice President of Organizational Development and International Human Resources at Burger King Corporation from 1996 to 1998, and as Director of Human Resources at several business units of AlliedSignal, Inc. from 1993 to 1996.

    WAYNE C. PENSKY, age 43, has served as Vice President of Hexcel since December 1998 and as Corporate Controller and Chief Accounting Officer of Hexcel since July 1993. Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., an accounting firm, where he was employed from 1979 to 1993.

    ROBERT A. PETRISKO, age 44, has served as Vice President of Corporate Research and Technology of Hexcel since September 1993. Mr. Petrisko served at Hexcel's Chandler facility as Manager of the Signature Technology Group from 1989 to April 1993 and as Director of Aerospace Technology from

April 1993 to September 1993. Mr. Petrisko joined Hexcel in 1989 after serving as a Research Specialist with Dow Corning Corporation from 1985 to 1989.

    GARY L. SANDERCOCK, age 58, has served as Vice President of Manufacturing of Hexcel since October 1996. From February 1996 to October 1996, he served as President of Hexcel's Special Process business unit. Mr. Sandercock served as Vice President of Manufacturing of Hexcel from April 1993 to February 1996, Vice President of the Reinforcement Fabrics business unit of Hexcel from 1989 to 1993, General Manager of the Trevarno Division of Hexcel from 1985 to 1989 and has held other manufacturing and general management positions from 1967 to 1985. Mr. Sandercock joined Hexcel in 1967.

    JOSEPH H. SHAULSON, age 33, has served as Vice President of Planning and Integration of Hexcel since November 1998. Mr. Shaulson served as Vice President of Corporate Development of Hexcel from April 1996 to October 1998. In addition, Mr. Shaulson served as Acting General Counsel and Acting Secretary of Hexcel from April 1996 to September 1996. Prior to joining Hexcel, Mr. Shaulson was an associate in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he was employed from 1991 to 1996.

    DAVID M. WONG, age 54, has served as Vice President of Corporate Affairs of Hexcel since February 1996. Mr. Wong served as Hexcel's Director of Special Projects from July 1993 to February 1996, Corporate Controller and Chief Accounting Officer of Hexcel from 1983 to 1993 and has held other general management positions from 1979 to 1983. Mr. Wong joined Hexcel in 1979.

    BRUCE D. HERMAN, age 43, has served as Treasurer of Hexcel since April 1996. Prior to joining Hexcel, Mr. Herman served as Vice President of Finance in the Transportation and Industrial Financing Division of USL Capital Corp. (formerly U.S. Leasing Inc.) ("USL") from 1993 to 1996. Mr. Herman also served as Vice President of Finance in the Equipment Financing Group of USL from 1991 to 1993.

    WILLIAM HUNT, age 56, has served as President of Hexcel's Composite Materials business unit since November 1998 and as President of the former Hexcel EuroMaterials business unit from February 1996 to November 1998. Mr. Hunt served as President of the EuroMaterials unit of the Ciba Composites Business from 1991 to February 1996 and as Managing Director of Ciba-Geigy Plastics ("CGP") from 1990 to 1991. Prior to joining CGP in 1990, Mr. Hunt held various other technical and managerial positions, including the position of Managing Director of Illford Limited (Photographic) Co.

    WILLIAM D. BENNISON, age 54, has served as President of the Hexcel Schwebel business unit since November 1998. Mr. Bennison also serves as President of Clark-Schwebel Tech-Fab Company and as a director of CS-Interglas AG and Asahi-Schwebel Co. Ltd. Prior to joining Hexcel, Mr. Bennison was President of Clark-Schwebel, Inc from 1991 to September 1998.

    JUSTIN P. S. TAYLOR, age 45, has served as President of Hexcel's Structures and Interiors business unit since April 1996. From July 1995 to April 1996, Mr. Taylor served as a member of CGL's strategic planning unit. Prior to July 1995, Mr. Taylor held various management positions in the Heath Tecna Division of CGC.

    JAMES N. BURNS, age 59, has served as President of Hexcel's Fibers business unit since July 1996. Prior to his employment with Hexcel, Mr. Burns served in a number of management positions with the Composite Products Division of Hercules Incorporated, including Business Director from March 1995 to June 1996, Business Unit Director of Advanced Composite Materials from June 1992 to March 1995 and Vice President of Marketing from June 1986 to June 1992.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

STOCK BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of February 28, 1999 with respect to the ownership by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known to Hexcel to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel Common.

                                                                                             NUMBER OF
                                                                                             SHARES OF       PERCENT
                                                                                               COMMON          OF
NAME AND ADDRESS                                                                               STOCK          CLASS
-----------------------------------------------------------------------------------------  --------------  -----------
Ciba Specialty Chemicals Holding Inc. (1)................................................     18,028,414         49.6%
  Klybeckstrasse 141
  CH 4002
  Basle, Switzerland

Franklin Resources, Inc. (2).............................................................      3,627,773         10.0%
  Franklin Mutual Advisors, Inc.
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078

------------------------

(1) Based on information contained in a Statement on Schedule 13D filed with the Securities and Exchange Commission (the "Commission") on March 18, 1997 on behalf of Ciba and its wholly owned affiliates, Ciba Specialty Chemicals Corporation ("SCC") and Ciba Specialty Chemicals Inc. ("SCI"). SCI has sole voting and investment power with respect to 9,204,503 shares and SCC has sole voting and investment power with respect to 8,817,245 shares of Hexcel Common. Ciba Directors Messrs. McGraw and Riediker each hold 10,000 options to purchase Hexcel Common granted on February 4, 1999, 3,333 of which for each are vested. Based on information provided to Hexcel, the options granted to Messrs. McGraw and Riediker are held for the benefit of Ciba and, accordingly, to the extent vested are included in the shares owned by Ciba above. The shares of Hexcel Common beneficially owned by Ciba are subject to the terms of the Governance Agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

(2) Based on information contained in a Statement on Schedule 13G filed with the Commission on January 29, 1999 on behalf of Franklin Resources, Inc., Franklin Mutual Advisors, Inc., Rupert H. Johnson, Jr. and Charles B. Johnson, which parties have sole voting and investment power with respect to all the shares of Hexcel Common held by it.

STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

    Based on information supplied by those persons, beneficial ownership of shares of Hexcel Common by the individually named directors and executive officers, and by all directors and executive officers as a group, as of February 28, 1999 is as follows:

                                                                 SHARES OF HEXCEL      PERCENT
NAME                                                             COMMON OWNED (3)     OF CLASS
--------------------------------------------------------------  ------------------  -------------
John J. Lee...................................................        1,072,738             2.9%
Harold E. Kinne...............................................           10,000              (1)
John M. D. Cheesmond (2)......................................           49,377              (1)
Marshall S. Geller............................................           78,888              (1)
John J. McGraw (2)............................................                0              (1)
Martin Riediker (2)...........................................                0              (1)
Stanley Sherman (2)...........................................           48,888              (1)
Martin L. Solomon.............................................           98,377              (1)
George S. Springer............................................           49,377              (1)
Franklin S. Wimer.............................................           49,377              (1)
Stephen C. Forsyth............................................           89,351              (1)
Ira J. Krakower...............................................           61,844              (1)
William Hunt..................................................           15,438              (1)
Gary L. Sandercock............................................           39,581              (1)

All executive officers and directors as a group
  (22 persons)(4).............................................        1,905,169             5.1%

------------------------

(1) Less than 1%.

(2) Messrs. Cheesmond, Sherman, McGraw and Riediker serve on the Board of Directors at the request of Ciba pursuant to the Governance Agreement. Based on information provided to Hexcel, Messrs. McGraw and Riediker each hold 10,000 options granted to them on February 4, 1999 as nominees for the benefit of Ciba. Messrs. McGraw and Riediker disclaim beneficial ownership of any shares represented by such options and none of the shares represented by such options are included above.

(3) Includes shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days and shares issuable within 60 days upon the satisfaction of certain conditions of units of restricted stock. Such shares are held as follows: Mr. Lee--591,082; Mr. Kinne--0; Mr. Cheesmond--29,377; Mr. Geller--8,888; Mr. Sherman--48,888; Mr. Solomon-- 47,377; Mr. Springer--49,377; Mr. Wimer--49,377; Mr. McGraw--0;
    Mr. Riediker--0; Mr. Forsyth-- 80,974; Mr. Krakower--42,644; Mr. Hunt--10,438; Mr. Sandercock--28,015; and all other executive officers as a group--199,768. Included in the shares held by Mr. Lee are 220,600 shares which are currently issuable pursuant to certain Performance Accelerated Restricted Stock Units ("PARS"); to date, conversion of those PARS and distribution of shares to Mr. Lee are restricted at the option of Hexcel to the extent that its deductions for income tax are limited by Section 162(m) of the Internal Revenue Code. Shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days and shares which are issuable within 60 days upon the satisfaction of certain conditions of units of restricted stock are treated as outstanding for purposes of computing the percentage of outstanding shares.

(4) Lynn L. Brown's employment with Hexcel as Vice President of Human Resources commenced on March 1, 1999 and she is not included in the above table.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the total annual compensation paid or accrued by Hexcel to or for the account of each of the Chief Executive Officer and the four most highly compensated executive officers of Hexcel (the "Named Executive Officers") whose total cash compensation for the fiscal year ended December 31, 1998 exceeded $100,000.

                                                                                      LONG-TERM COMPENSATION
                                                                                              AWARDS
                                                     ANNUAL COMPENSATION(1)(2)       -------------------------
                                                -----------------------------------               SECURITIES
                                                                          OTHER      RESTRICTED   UNDERLYING
                                                                         ANNUAL        STOCK       OPTIONS/       ALL OTHER
                                                 SALARY     BONUSES   COMPENSATION    AWARD(S)       SARS       COMPENSATION
NAME & PRINCIPAL POSITION              YEAR        ($)      ($)(4)       ($)(5)        ($)(6)       (#)(7)        ($)(8)(9)
-----------------------------------  ---------  ---------  ---------  -------------  ----------  -------------  -------------
John J. Lee........................       1998    550,000    291,600       --           803,198      567,600        608,692
  Chairman; Chief Executive Officer       1997    500,000    562,500       --           411,763      587,500        551,884
                                          1996    400,000    450,000       --         2,757,500      580,379        489,819

Stephen C. Forsyth.................       1998    260,000    119,400       --           207,990      194,200         23,605
  Executive Vice President and            1997    230,000    172,500       --           107,391      211,300         28,599
  Chief Financial Officer                 1996    191,667    150,000       88,284        68,750       25,000         25,156

Ira J. Krakower (3)................       1998    235,000    111,400       --           188,860      166,200         22,925
  Senior Vice President, General          1997    225,000    168,750       --           105,134      183,400         21,238
  Counsel and Secretary                   1996     66,667     50,000       --           147,275       58,100          1,900

William Hunt.......................       1998    194,948     70,298       --            55,075       83,700         18,538
  President, Global Composites            1997    183,794     79,334       --            28,477       94,300         18,001
  Materials Business Unit                 1996    163,495     77,458       --            17,500       14,600         13,059

Gary L. Sandercock.................       1998    185,000     36,100       --           106,843       94,600         15,938
  Vice President of Manufacturing         1997    175,000    105,000       --            54,375       98,800         20,008
                                          1996    150,000     88,800       --            37,500       10,000         18,566

------------------------

(1) Annual Compensation includes amounts earned in the fiscal year, whether or not deferred.

(2) Harold E. Kinne's employment with Hexcel as President and Chief Operating Officer commenced on July 15, 1998; as a result of this partial year of employment, his compensation for 1998 did not place him among the Named Executive Officers.

(3) Mr. Krakower's employment with Hexcel commenced on September 3, 1996.

(4) Amounts shown in 1997 and 1998 include deferred amounts used to purchase restricted stock units ("RSUs") pursuant to the Management Stock Purchase Plan ("MSPP"); see footnote 6 below. Bonuses shown for fiscal years 1996, 1997 and 1998 were earned in fiscal years 1996, 1997 and 1998, respectively, and paid in 1997, 1998 and 1999, respectively.

(5) In 1997 and 1998, no Named Executive Officer received any perquisites or other personal benefits from Hexcel with an aggregate value exceeding the disclosure threshold established by the Commission of the lesser of $50,000 or 10% of cash compensation. Other Annual Compensation for Mr. Forsyth for fiscal year 1996 consists of allowances for relocation costs of $76,284 and automobile expenses. In 1996 no other Named Executive Officer received any perquisites or other personal benefits from Hexcel with an aggregate value exceeding the disclosure threshold established by the Commission.

(6) This column includes the value of (i) Performance Accelerated Restricted Stock Units granted under Hexcel's Incentive Stock Plan ("PARS") and (ii) RSUs purchased under the MSPP (net of purchase price paid), in each case determined at the closing market price of Hexcel Common on the date of grant.

    (A) PARS. Subject to certain employment conditions, PARS vest after a period of seven years following the grant date, but if Hexcel's performance equals or exceeds certain performance target levels, or upon termination of employment in certain circumstances, the PARS will vest and be converted into an equivalent number of shares of Hexcel Common earlier than the fixed vesting date. As a result of Hexcel's achieving performance target levels under certain outstanding PARS, 220,600 of Mr. Lee's PARS have vested, but conversion of those PARS and distribution of shares to Mr. Lee are restricted at the option of Hexcel to the extent that its deductions for income tax are limited by Section 162(m) of the Internal Revenue Code. The PARS granted in 1996 to each of the other Named Executive Officers were converted into shares of Hexcel Common on March 1, 1999. PARS granted in 1997 and 1998 will vest and be converted into an equivalent number of shares of Hexcel Common on January 1, 2004 and January 1, 2005, respectively; however, if Hexcel meets or exceeds certain performance target levels and if the grantee is an employee of Hexcel or a subsidiary thereof on December 31, 1999 and December 31, 2000, respectively, part or all of the PARS will vest and be converted into shares of Hexcel Common at the later of (i) the date such performance targets are met or (ii) January 1, 2000 or January 1, 2001, respectively. PARS granted in 1996 were originally reported as of the date of grant as Long-Term Incentive Plan Awards; Hexcel has determined that PARS are more appropriately reported as of the date of grant as Long Term Compensation in the Summary Compensation Table and the 1996, 1997 and 1998 grants are so reported.

    (B) RSUS. For bonuses payable for 1997 and 1998, RSUs are granted pursuant to the MSPP to the extent the employee elects to purchase RSUs for up to 50% of his or her bonus. RSUs are granted at 80% of the average closing price of Hexcel Common for the five trading days preceding the grant date. Subject to certain employment conditions, RSUs vest in equal increments on each of the first three anniversaries of the grant and, at the expiration of a three year restricted period from the date of grant, are converted into an equivalent number of shares of Hexcel Common. The RSUs with respect to the deferral of the bonus for 1997 were granted on February 4, 1998 at a purchase price of $19.47 per RSU. The RSUs with respect to the deferral of the bonus for 1998 were granted on February 3, 1999 at a purchase price of $7.35 per RSU.

    (C) AGGREGATE RESTRICTED STOCK INFORMATION. The aggregate number of PARS held and RSUs elected for purchase by each Named Executive Officer at the end of 1998 and the aggregate value of such PARS and RSUs (net of purchase price paid) at the closing price of Hexcel Common on December 31, 1998 ($8 3/8) are as follows: Mr. Lee--330,383 and $2,341,560; Mr.
       Forsyth--37,003 and $164,135; Mr. Krakower--38,013 and $178,474; Mr. Hunt
       7,810 and $43,849; and Mr. Sandercock--16,833 and $95,121. Included for Mr. Sandercock in 1996 and 1997 are 1,450 shares of restricted stock awarded in 1990 under Hexcel's 1988 Management Stock Plan, all of which became fully vested in January, 1998. No dividends are payable on any PARS or RSUs until the shares represented by the PARS or RSUs are delivered to the employee provided that, if dividends are paid on Hexcel Common subsequent to vesting of PARS, but while conversion to Hexcel Common is restricted by Hexcel because of the application of Section 162(m) of the Internal Revenue Code, the grantee will be granted additional PARS (as if each of such PARS were a share of Hexcel Common) equal in value to the dividends which would have been payable if such vested PARS were converted into Hexcel Common.

(7) This column includes the grant of performance accelerated stock options ("PASOs") granted in 1997 and 1998. The PASOs granted in 1997 were cancelled in exchange for the 1998 PASOs; however, the 1997 PASOs continue to be reported in this column (see "EXECUTIVE COMPENSATION--Ten Year Option/SAR Repricing" and "--Compensation Committee Report on Executive Compensation--EQUITY-BASED INCENTIVES."). This column also includes Reload Options which were granted in 1996 and 1997 as a result of exercises of certain Short-Term Options ("STOPs") which were also granted in 1996 and 1997 and either expired or were exercised in that same year. The STOPs were exercisable at the fair market value of Hexcel Common on the date of exercise and are not included in this column. Each Named Executive Officer was granted the following number of STOPs in 1996 and 1997, respectively:
    Mr. Lee--100,000 and 12,500; Mr. Forsyth--10,000 and 4,200; Mr. Krakower--
    15,000 and 4,200; Mr. Hunt--8,286 and 2,000; and Mr. Sandercock--7,500 and
    2,500.

(8) All Other Compensation for fiscal years 1996, 1997 and 1998 consists of (i) contributions by Hexcel to Hexcel's 401(k) Retirement Savings Plan as follows: Mr. Lee--$10,500, $11,150 and $7,680; Mr. Forsyth--$10,500, $11,150
    and $7,680; Mr. Krakower--$0, $11,150 and $7,680; and Mr.
    Sandercock--$10,500, $11,150 and $7,680; (ii) contributions by Hexcel to Hexcel's 401(k) Restoration Plan as follows: Mr. Lee--$52,506, $54,408 and $46,443; Mr. Forsyth--$13,417, $15,060 and $13,505; Mr. Krakower--$1,389,
    $7,730 and $12,981; and Mr. Sandercock--$6,216, $6,812 and $6,306; (iii)
    premiums for life insurance (exceeding $50,000 per Named Executive Officer) as follows: Mr. Lee--$4,790, $3,120 and $3,276; Mr. Forsyth--$285, $1,435
    and $1,466; Mr. Krakower--$203, $1,404 and $1,310; and Mr. Sandercock--$896,
    $1,092 and $998; and (iv) premiums for long-term disability insurance of $954, $954 and $954 for each of Messrs. Lee, Forsyth and Sandercock and $308, $954 and $954 for Mr. Krakower. Mr. Hunt does not participate in those three Plans. For Mr. Hunt, All Other Compensation for fiscal years 1996, 1997 and 1998 consists of: (i) life insurance premiums of $6,228, $6,700, $7,100 and (ii) disability insurance premiums of $6,833, $11,301 and $11,438. For Mr. Lee, the amount also includes deferred compensation in an amount equal to $421,069, $482,252 and $550,339 in accordance with the terms of Mr. Lee's employment agreement with Hexcel; this deferred compensation reduces the benefit payable under Mr. Lee's Supplemental Executive Retirement Agreement. See "EXECUTIVE COMPENSATION--Employment and Other Agreements-- SUPPLEMENTAL RETIREMENT AGREEMENT WITH MR. LEE."

(9) Certain contributions by Hexcel to Hexcel's 401(k) Restoration Plan with regard to the bonuses earned in 1998 but paid in 1999 cannot be estimated at this time. These contributions will be determined at the end of 1999 and will be included in Hexcel's next annual Proxy Statement.

STOCK OPTIONS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                                VALUE AT
                                                           INDIVIDUAL GRANTS                              ASSUMED ANNUAL RATES
                                -----------------------------------------------------------------------            OF
                                  NUMBER OF      % OF TOTAL                                                   STOCK PRICE
                                 SECURITIES     OPTIONS/SARS                     MARKET                       APPRECIATION
                                 UNDERLYING      GRANTED TO      EXERCISE OR    PRICE ON                  FOR OPTION TERM (3)
                                OPTIONS/SARS    EMPLOYEES IN     BASE PRICE       GRANT     EXPIRATION   ----------------------
NAME                             GRANTED (#)     FISCAL YEAR       ($/SH)         DATE         DATE        5% ($)     10% ($)
------------------------------  -------------  ---------------  -------------  -----------  -----------  ----------  ----------
John J. Lee...................       51,000            1.65           24.00         24.00     01/02/08      769,767   1,950,741
                                    116,600(1)         3.78            8.75          8.75     10/13/08      641,630   1,626,016
                                    400,000(2)        12.96           12.00         10.94     10/30/08    2,752,043   6,974,217

Stephen C. Forsyth............       12,800            0.41           24.00         24.00     01/02/08      193,196     489,598
                                     29,400(1)         0.95            8.75          8.75     10/13/08      161,783     409,990
                                    152,000(2)         4.92           12.00         10.94     10/30/08    1,045,776   2,650,202

Ira J. Krakower...............       11,600            0.38           24.00         24.00     01/02/08      175,084     443,698
                                     26,600(1)         0.86            8.75          8.75     10/13/08      146,375     370,944
                                    128,000(2)         4.15           12.00         10.94     10/30/08      880,654   2,231,749

William Hunt..................        3,600            0.12           24.00         24.00     01/02/08       54,336     137,699
                                      8,100(1)         0.26            8.75          8.75     10/13/08       44,573     112,956
                                     72,000(2)         2.33           12.00         10.94     10/30/08      495,368   1,255,359

Gary L. Sandercock............        6,900            0.22           24.00         24.00     01/02/08      104,145     263,924
                                     15,700(1)         0.51            8.75          8.75     10/13/08       86,394     218,940
                                     72,000(2)         2.33           12.00         10.94     10/30/08      495,368   1,255,359

------------------------

(1) The amount shown in these rows reflect the grant of non-qualified stock options in October 1998. These options represent an early grant of options that normally would have occurred in 1999. See "EXECUTIVE
    COMPENSATION--Compensation Committee Report on Executive
    Compensation--EQUITY-BASED INCENTIVES".

(2) The amount shown in these rows reflect performance accelerated stock options ("PASOs"). These PASOs were issued in exchange for PASOs granted in 1997; see "EXECUTIVE COMPENSATION-- Ten Year Option/SAR Repricings" and "--Compensation Committee Report on Executive Compensation--EQUITY-BASED INCENTIVES" for information regarding the exchange. Subject to certain conditions of employment, PASOs vest and become exercisable over nine years or earlier upon normal retirement or the occurrence of a change in control as defined in the PASO agreement. If the closing price of Hexcel Common equals or exceeds $24 per share for ten or more consecutive trading days on or before October 30, 2001 or upon a change in control of the Company, the PASOs will vest and become exercisable immediately.

(3) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) set by the executive compensation disclosure provisions of the proxy rules of the Commission and have not been discounted to reflect the present values of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future stock price appreciation of Hexcel Common.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                           SHARES                UNDERLYING UNEXERCISED        IN THE MONEY
                                          ACQUIRED      VALUE        OPTIONS/SARS AT          OPTIONS/SARS AT
                                             ON       REALIZED   FISCAL YEAR END (#)(1)   FISCAL YEAR END ($)(2)
NAME                                    EXERCISE (#)     ($)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
--------------------------------------  ------------  ---------  -----------------------  -----------------------
John J. Lee...........................      113,379     617,916        365,667/796,433            145,200/0
Stephen C. Forsyth....................       --          --             73,997/208,028             66,165/0
Ira J. Krakower.......................       --          --             32,600/215,100                  0/0
William Hunt..........................       --          --               8,668/93,932                  0/0
Gary L. Sandercock....................       --          --              24,476/95,230             10,025/0

------------------------

(1) Includes (i) options granted pursuant to Hexcel's Incentive Stock Plan as follows: Mr. Lee--1,162,100; Mr. Forsyth--273,500; Mr. Krakower--247,700;
    Mr. Hunt--102,600; and Mr. Sandercock--118,400; and (ii) options granted pursuant to Hexcel's 1988 Management Stock Plan as follows: Mr. Forsyth-- 8,525; and Mr. Sandercock--1,306.

(2) Based on the closing price of $8 3/8 per share of Hexcel Common as reported on the New York Stock Exchange Composite Tape on December 31, 1998.

                       TEN YEAR OPTION/SAR REPRICINGS(1)

                                                 NUMBER OF                 MARKET PRICE     EXERCISE
                                                SECURITIES                  OF STOCK AT   PRICE AT TIME
                                                UNDERLYING     NUMBER OF      TIME OF     OF REPRICING
                                               OPTIONS/SARS   SECURITIES   REPRICING OR        OR            NEW
                                 DATE OF        REPRICED OR    EXCHANGED     AMENDMENT      AMENDMENT     EXERCISE
NAME                            REPRICING       AMENDED (#)       (#)           ($)            ($)        PRICE ($)
---------------------------  ----------------  -------------  -----------  -------------  -------------  -----------
John J. Lee................       10/30/98(2)      400,000       500,000         10.94          18.50         12.00

Stephen C. Forsyth.........       10/30/98(2)      152,000       190,000         10.94          18.50         12.00
                                  01/22/91(4)          525         1,050         10.44          29.38         10.44
                                  01/22/91(4)          350           700         10.44          32.06         10.44

Ira J. Krakower............       10/30/98(2)      128,000       160,000         10.94          18.50         12.00

William Hunt...............       10/30/98(2)       72,000        90,000         10.94          18.50         12.00

Gary L. Sandercock.........       10/30/98(2)       72,000        90,000         10.94          18.50         12.00
                                  03/20/90(3)          975         1,950         16.25          28.88         16.25
                                  01/22/91(4)        1,050         2,100         10.44          29.38         10.44
                                  01/22/91(4)          850         1,700         10.44          32.06         10.44

                                LENGTH OF
                             ORIGINAL OPTION
                                  TERM
                              REMAINING AT
                                 DATE OF
                              REPRICING OR
NAME                            AMENDMENT
---------------------------  ---------------
John J. Lee................       8.25 yrs
Stephen C. Forsyth.........       8.25 yrs
                                  7.25 yrs
                                     8 yrs
Ira J. Krakower............       8.25 yrs
William Hunt...............       8.25 yrs
Gary L. Sandercock.........       8.25 yrs
                                     2 yrs
                                  7.25 yrs
                                     8 yrs

------------------------

(1) This table reports any "repricing" of stock options and SARs within the past ten years. Repricing includes any adjustment of the exercise price of stock options or SARs previously awarded, whether through amendment, cancellation or replacement grants. Hexcel has only repriced options through a grant of a new option in exchange for options previously granted.

(2) On October 30, 1998, each of the Named Executive Officers exchanged PASOs granted on February 3, 1997 for new 1998 PASOs; see "EXECUTIVE COMPENSATION--Compensation Committee Report on Executive Compensation--EQUITY-BASED INCENTIVES" for information regarding the exchange. The number of new 1998 PASOs granted was 80% of the number of 1997 PASOs exchanged. The exercise price of the 1998 PASOs was determined based on 110% of the closing price of a share of Hexcel Common on October 30, 1998. See Option/SAR Grants In Last Fiscal Year Table. The new 1998 PASOs are also reported in the Summary Compensation Table and Option/SAR Grants In Last Fiscal Year Table as grants in 1998. The 1997 PASOs, even though cancelled, are also reported in the Summary Compensation Table as grants in 1997.

(3) On March 20, 1990, Mr. Sandercock exchanged stock options issued under the 1988 Management Stock Plan for options previously granted in 1987. The number of new stock options granted was 50% of the stock options exchanged. The exercise price of the new stock options was the market price on the grant date.

(4) On January 22, 1991, Messrs. Forsyth and Sandercock exchanged stock options issued under the 1988 Management Stock Plan for options previously granted in 1988 and 1989. The number of new stock options granted was 50% of the stock options exchanged. The exercise price of the new stock options was the market price on the grant date.

DEFERRED COMPENSATION

                               PENSION PLAN TABLE
                               U.S. EMPLOYEES (1)

                                                                              YEARS OF PARTICIPATION
                                                         ----------------------------------------------------------------
COVERED COMPENSATION                                         5         10         15         20         25         30
-------------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
$140,000...............................................  $   7,000  $  14,000  $  21,000  $  28,000  $  35,000  $  42,000
 150,000...............................................      7,500     15,000     22,500     30,000     37,500     45,000
 160,000...............................................      8,000     16,000     24,000     32,000     40,000     48,000
 170,000...............................................      8,500     17,000     25,500     34,000     42,500     51,000
 180,000...............................................      9,000     18,000     27,000     36,000     45,000     54,000
 190,000...............................................      9,500     19,000     28,500     38,000     47,500     57,000
 200,000...............................................     10,000     20,000     30,000     40,000     50,000     60,000

------------------------

(1) Messrs. Lee, Forsyth and Sandercock began to participate in the Hexcel Corporation Pension Plan (the "Pension Plan") in 1996. Mr. Krakower began to participate in the Pension Plan in 1997. The covered compensation under the Pension Plan generally includes all cash and property received for services (except for certain stock-related awards) and either included in gross income or deferred under a tax-qualified plan, but the covered compensation is limited by tax-qualification requirements (currently $160,000) for each participating Named Executive Officer. The annual benefit is calculated as 1% of the executive's covered compensation for each year of participation in the Pension Plan. The benefit vests in its entirety after five years of employment. As of the end of the 1998 fiscal year, (1) Messrs. Lee, Forsyth and Sandercock had three credited years of service for accrued benefits and Mr. Krakower had 2 credited years of service, (2) the covered compensation for the participating Named Executive Officers under the Pension Plan for determination of benefits was as follows: Messrs. Lee, Forsyth and Sandercock--$156,667; and Mr. Krakower--$158,594. The percentage of benefit vested for each of the participating Named Executive Officers was as follows: Messrs. Lee, Forsyth and Sandercock--100%; Mr. Krakower--0%. Benefits are normally payable monthly, as a life annuity, commencing upon the later of the executive's attainment of age 65 or retirement. The benefits are not offset by Social Security or any other amounts. Mr. Lee's benefits under the pension plan are credited against his Supplemental Executive Retirement Plan Agreement benefit; see "EXECUTIVE COMPENSATION--Employment and Other Agreements--SUPPLEMENTAL RETIREMENT AGREEMENT WITH MR. LEE". Mr. Hunt does not participate in this Pension Plan but is a participant in the Hexcel Composites Limited Pension Scheme as described in "EXECUTIVE COMPENSATION-- Employment and Other Agreements--ADDITIONAL PENSION AGREEMENT WITH MR. HUNT."

                        EXECUTIVE DEFERRED COMPENSATION
                          AND CONSULTING AGREEMENT (1)

                                                                    YEARS OF PARTICIPATION
                                              -------------------------------------------------------------------
REMUNERATION                                      5         10         15          20          25          30
--------------------------------------------  ---------  ---------  ---------  ----------  ----------  ----------
$150,000....................................  $  11,250  $  22,500  $  33,750  $   45,000  $   56,250  $   67,500
 200,000....................................     15,000     30,000     45,000      60,000      75,000      90,000
 250,000....................................     18,750     37,500     56,250      75,000      93,750     112,500
 300,000....................................     22,500     45,000     67,500      90,000     112,500     135,000
 350,000....................................     26,250     52,500     78,750     105,000     131,250     157,500
 400,000....................................     30,000     60,000     90,000     120,000     150,000     180,000

------------------------

(1) The current covered compensation under the Executive Deferred Compensation and Consulting Agreement ("Retirement Agreement") of each of Messrs. Forsyth, Krakower and Sandercock is the sum of the respective officer's salary and incentive cash bonuses set forth in the Summary Compensation Table. The annual benefit is calculated as 1.5% of the executive's covered compensation for each year of employment following the effective date of the executive's Retirement Agreement. The benefit vests proportionally over the first 67 months following the effective date. As of the end of the 1998 fiscal year, (1) the estimated credited years of service and percentage of benefit vested under the Retirement Agreements were as follows: Mr. Forsyth--4 1/4 years and 76%; Mr. Krakower--2 1/3 years and 42%; and Mr. Sandercock--9 1/6 years and 100%; and (2) the covered compensation for the executives for determination of benefits under the Retirement Agreements was as follows: Mr. Forsyth--$313,686; Mr. Krakower--$320,883; and Mr. Sandercock--$183,943. Benefits are normally payable monthly, as a life annuity (with a minimum of 120 monthly payments), commencing upon the later of the executive's attainment of age 65 or retirement. The benefits are not offset by Social Security or any other amounts. Each Retirement Agreement also requires Hexcel to continue to cover the executive under Hexcel's group medical, dental and vision insurance plans and to provide life insurance for so long as the executive continues to receive monthly payments under the Retirement Agreement and has not attained the age of 75.

EMPLOYMENT AND OTHER AGREEMENTS

    EMPLOYMENT AGREEMENT WITH MR. LEE

    Hexcel entered into a five-year employment agreement with Mr. Lee (the "Employment Agreement") effective February 29, 1996. The Employment Agreement provides for (i) an annual base salary of $400,000, subject to annual review by the Executive Compensation Committee, and a bonus of $500,000 in respect of services rendered in 1995, (ii) a deferred compensation arrangement intended to provide Mr. Lee an annual retirement benefit which when added to his other Hexcel retirement benefits, will be equal to approximately 50% of the average annual cash compensation paid to him during the term of his employment with Hexcel and (iii) Mr. Lee's participation, where appropriate, in all other components of senior executive compensation, including a grant of 100,000 STOPs under Hexcel's Short-Term Option Program (and, upon exercise of such STOPs, grants of 200,000 related Reload Options) and 200,000 performance accelerated restricted stock units ("PARS") under Hexcel's PARS program. Those PARS have vested, but conversion of those PARS and distribution of shares to Mr. Lee are restricted at the option of Hexcel to the extent that its deductions for income tax are limited by Section 162(m) of the Internal Revenue Code. See "EXECUTIVE COMPENSATION--Compensation Committee Report on Executive Compensation--EQUITY-BASED INCENTIVES."

    The Employment Agreement also provides for the grant to Mr. Lee on February 29, 1996 of options to purchase 200,000 shares of Hexcel Common under the Incentive Stock Plan, which options (i) have an exercise price per share equal to the fair market value of the Hexcel Common on February 29, 1996 ($12.50 per share), (ii) have a term of 10 years and (iii) become exercisable with respect to one-third of the shares of Hexcel Common covered thereby on each of the first, second and third anniversaries of the date of the grant, subject to earlier vesting upon the attainment of certain performance goals. The foregoing stock-based incentives granted under the Employment Agreement vested due to the attainment of such goals in 1997. In subsequent fiscal years, Mr. Lee is entitled to participate in Hexcel's incentive plans at a level appropriate in comparison to other senior executive officers of Hexcel.

    The Employment Agreement additionally preserves the economic benefits to Mr. Lee of certain compensatory arrangements provided for in the First Amended Plan of Reorganization which was confirmed by the Bankruptcy Court in connection with Hexcel's bankruptcy reorganization (the "Plan of Reorganization"). In this regard, the Employment Agreement provides Mr. Lee with certain benefits that would have been granted to him under the Plan of Reorganization, including the grant to Mr. Lee of an option with a three year term to purchase 113,379 shares of Hexcel Common with an exercise price of $5.05 per share and vesting in equal monthly installments over the two-year period ending February 28, 1998. Mr. Lee exercised all of these options on September 5, 1998.

    SUPPLEMENTAL RETIREMENT AGREEMENT WITH MR. LEE

    In May 1998, Hexcel agreed to provide Mr. Lee with a benefit intended to supplement his retirement income from Hexcel's other retirement programs and social security (as amended, the "SERP Agreement"). The Normal Retirement Benefit under the SERP Agreement for retirement at age 65 is a monthly payment equal to the difference between (1) 50% of the Vesting Percentage times Mr. Lee's Final Average Pay and (2) the Qualified Pension Benefits. Final Average Pay is Mr. Lee's monthly compensation (salary and bonus without reduction for amounts deferred) for the highest paid 24 consecutive months of Mr. Lee's final 60 months of employment. The Vesting Percentage is the number of completed months of continuous service with Hexcel from September 1, 1994 to the date of termination, divided by 60. Qualified Pension Benefits are the actuarially determined monthly value of the vested benefits under the Pension Plan, the 401(k) Retirement Savings Plan, the 401(k) Restoration Plan, Social Security, and the deferred compensation component of his Employment Agreement. The SERP Agreement was amended in January 1999 to reduce the monthly benefit by $5,000 to offset certain costs incurred by Hexcel in providing Mr. Lee the Split Dollar Insurance Arrangement described below.

    Unless otherwise provided in the SERP Agreement, if Mr. Lee's employment terminates Hexcel will pay the Normal Retirement Benefit to Mr. Lee or his surviving spouse or estate, but in no event for less than ten years. Upon certain terminations after a "change in control" (as defined), termination by Hexcel without "cause" (as defined) and termination by Mr. Lee for "good reason" (as defined), Mr. Lee will be paid a lump sum equal to the actuarially determined present value of the Normal Retirement Benefit determined at the date of termination as if he were 100% vested. If Mr. Lee's employment terminates due to a disability, he will receive the Normal Retirement Benefit determined at the date of termination as if he were 100% vested. No benefits are payable under the SERP Agreement if Mr. Lee is terminated for cause. In addition, (i) if Mr. Lee dies after payment of his benefits has started, his spouse will receive during her lifetime one-half of his benefit payment, or, if Mr. Lee so elects before payments to him commence, his spouse will receive 100% of the benefit Mr. Lee was receiving prior to his death, but the benefit payable to him would be reduced to reflect actuarial equivalence of the election, and (ii) if Mr. Lee dies before payments of his benefits has started, his spouse will receive his Normal Retirement Benefit as a monthly benefit or as a lump sum equal to the actuarially determined present value of his full benefits for 10 years.

    If Mr. Lee had retired at December 31, 1998, his Normal Retirement Benefit under the SERP Agreement would equal $18,250 per month or $219,000 per year.

    The SERP Agreement also provides Mr. Lee with certain life insurance benefits and continuation of group medical, dental and vision care coverage at levels not materially less favorable than at the time of his termination.

    SPLIT-DOLLAR ARRANGEMENT WITH MR. LEE

    In January 1999, Hexcel entered into a split dollar insurance agreement with an irrevocable trust created by Mr. Lee. The trust has purchased a Survivorship/Last to Die insurance policy on Mr. Lee and his spouse. Hexcel pays the annual premium on the policy for five years, at which time the policy is expected to be fully paid; the trust also pays a designated portion of the premium. Upon the earlier of the 15(th) anniversary of the date of the policy and the death of the later to die of Mr. Lee or his spouse, or if the policy is cancelled or surrendered, Hexcel is reimbursed from the proceeds of the policy for the cumulative premiums it has paid, and the trust receives the balance under the policy. The policy is assigned to Hexcel to secure the premium repayment.

    SEVERANCE AGREEMENTS WITH MESSRS. LEE, FORSYTH, KRAKOWER AND SANDERCOCK

    In February 1999, Hexcel entered into severance agreements with Messrs. Lee, Forsyth and Krakower ("Severance Agreements"). In general terms, the Severance Agreements provide that Hexcel will make specified termination payments to the executive, and continue his participation in Hexcel's benefit plans for a limited period of time, upon termination of employment under certain circumstances. The amounts payable to the executive vary depending upon the circumstances of termination of employment: (i) for termination by Hexcel other than for "disability" (as defined) and other than for "cause" (as defined), or by the executive for "good reason" (as defined), the executive receives a payment equal to one year's salary plus average bonus over the last three years;
(ii) for termination by Hexcel other than for disability and other than for cause, or by the executive for good reason, during a period of a "potential change in control" (as defined), or within two years after a "change in control" (as defined), the executive receives three times the payment described under clause (i); and (iii) Hexcel will continue the executive's participation in its benefit plans for up to three years depending on the circumstances of termination. For a termination by Hexcel for cause or by the executive without good reason, the executive only receives unpaid amounts owed to the executive through the date of termination. In the event payments to the executive would result in the imposition of any excise tax on so-called "excess parachute payments," the payments and benefits to which the executive is otherwise entitled may be reduced to the extent necessary to maximize the after-tax amount received by the executive. The executive agrees not to compete with Hexcel for one year or three years after termination of employment depending on whether termination occurs under circumstances described in clause (i) or clause (ii) above, respectively. In the case of Mr. Lee, payments made under the Severance Agreement will be reduced by any amounts received under his Employment Agreement for similar severance payments. For Messrs. Forsyth and Krakower, the Severance Agreement supercedes and terminates their prior severance arrangements with Hexcel.

    In January 1995, Hexcel entered into a severance agreement with Mr. Sandercock providing for a payment of one year's salary plus an amount equal to the bonus paid in the immediately preceding year, and continuation of certain benefits for a one-year period following termination of employment in certain circumstances.

    ADDITIONAL PENSION AGREEMENT WITH MR. HUNT

    Mr. Hunt is a participant in the Hexcel Composites Limited Pension Scheme (the "HCL Pension Scheme") sponsored by Hexcel Composites Limited, a wholly-owned United Kingdom subsidiary of Hexcel ("HCL"), for the benefit of its employees. The HCL Pension Scheme includes certain legal limitations on the amount of earnings which can be included for determination of a pension. HCL has agreed to provide Mr. Hunt with an additional pension which is designed to provide, when combined with the HCL Pension Scheme and certain other benefits, a pension equal to the pension the HCL Pension Scheme would provide Mr. Hunt if it were not limited by the legal earnings limitation. The amount of Mr. Hunt's pension is equal to two-thirds of 104% of his basic salary for the year prior to retirement ("Pensionable Salary") at any time after age 60. If he leaves service prior to age 60, he receives a pension equal to his Pensionable Salary multiplied by the number of months from the date he joined the pension scheme of HCL's predecessor pension scheme prior to such termination (up to 480) divided by 720. As of December 31, 1998, the number of months since Mr. Hunt joined such pension scheme is 431. If Mr. Hunt leaves the service of HCL prior to age 60, his pension is deferred to age 65, but he may receive a reduced pension if he chooses early payment. Mr. Hunt may also choose to receive all or part of his benefit in a lump sum. Pension payments increase annually at the lesser of 5% and the Retail Prices Index. If Mr. Hunt continued to be employed by Hexcel at his current basic salary until age 65, Mr. Hunt would receive an annual benefit of $135,164. If Mr. Hunt's basic salary during the year prior to his retirement at age 65 increased to 120% of his current basic salary, he would receive an annual benefit of $162,197.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Hexcel's Executive Compensation Committee (the "Committee") is made up of four individuals each of whom is a nonemployee member of the Board of Directors. The Committee is accountable to the Board of Directors for developing, monitoring, and managing the executive compensation programs at Hexcel. Specifically, the Committee reviews and authorizes the salaries, cash incentives, and equity incentives for the executive officers of Hexcel, including all of the Named Executive Officers. The Committee administers Hexcel's incentive stock plans, which provides for grants of stock options, restricted stock units, and other forms of equity-based compensation.

    In making its decisions, the Committee considers prevailing compensation practices among a group of companies (the "Comparator Group"). The Comparator Group includes a peer group of companies plus others that help ensure that the Committee's benchmarks for compensation decisions reasonably reflect Hexcel's executive labor market and principal operating competitors. The Comparator Group is the same group of companies identified as the Comparator Group whose Total Shareholder Return is disclosed in the Performance Graph.

    Hexcel's compensation programs are aligned with the Committee's beliefs that:

        1. Base salaries in the aggregate should approximate the median practices for similar positions in the Comparator Group;

        2. Annual cash incentive opportunities at target performance should represent a significant portion of total cash compensation for executives, and provide meaningful risk and opportunity for variations in performance from targets; and

        3. The present value of long-term incentives, when granted, can be above the Comparator Group median in order to encourage executive share ownership, link executives' rewards directly with stockholders' risks and opportunities, and focus executive attention on creating long-term stockholder value.

    The Committee believes that establishing a compensation program reflecting these principles will position Hexcel to attract and retain top quality executives, align management and stockholder interests, and enhance the financial returns to Hexcel's stockholders. During 1998, the Committee reviewed the total compensation provided to executives to ensure that it is consistent with Hexcel's performance-based principles and reflective of practices within the Comparator Group. The Committee was guided in its review by outside consultants. Each component of executive compensation is described more fully below.

    BASE SALARY

    Base salaries for executives are determined by the Committee considering Comparator Group salary practices for positions of similar responsibilities and individual and business unit performance. While there are no preset weights on performance criteria, the Committee assesses the contributions of Hexcel's executives to corporate and business unit financial objectives such as: return to stockholders, return on net assets, implementation of capital investments, cost effectiveness, margin improvements, quality, labor relations, execution of acquisitions, leadership, development, strategic impact, divestitures and revenue growth.

    It is the Committee's objective and practice to establish base salaries that, in the aggregate, approximate the median (50th percentile) of comparable positions in the Comparator Group. Effective January 1999 the Committee approved salary increases for the Named Executive Officers, other than the Chief Executive Officer, that averaged 7.8%, to reflect individual contributions and to make progress toward an aggregate median competitive posture. The Committee's outside consultants have reported that the salaries of the Named Executive Officers, in the aggregate, remain below the Comparator Group median after the 1999 salary increases.

    ANNUAL INCENTIVES

    In 1998, the Management Incentive Compensation Plan provided below median cash incentive compensation, compared to the Comparator Group, based on the level of attainment of Hexcel's performance goals for earnings before taxes ("EBT") and return on net assets ("RONA"), and on the degree of achievement of individual objectives. For the Named Executive Officers, other than the Chief Executive Officer, cash incentive opportunities at target ranged from 30% to 50% of base salary, depending on the nature of the position. Actual awards could have ranged between 0% and 150% of the incentive target based on achievement relative to Hexcel's goals and, other than for the Chief Executive Officer, the attainment of individual objectives.

    In 1997, Hexcel adopted the Management Stock Purchase Plan to promote executive ownership of Hexcel's stock. Under this plan, an executive may elect to purchase restricted stock units ("RSUs") with up to 50% of his/her pre-tax cash incentive award. An RSU becomes an unrestricted share of Hexcel Common upon the expiration of the applicable Restricted Period (as such term is defined in the plan). The purchase price of an RSU is 80% of the average of the closing prices of Hexcel Common for the five trading days immediately preceding the date on which the cash incentive awards are payable. One-third of the RSUs purchased will vest on each of the first three anniversaries of the date of purchase. On average, the Named Executive Officers, other than the Chief Executive Officer, elected to apply 35% of their cash incentive awards to purchase RSUs in 1998.

    EQUITY-BASED INCENTIVES

    The Hexcel Corporation Incentive Stock Plan authorizes the issuance of stock-based awards, including nonqualified stock options and performance accelerated restricted stock units ("PARS"). The Committee has the authority to determine the terms and conditions of the awards, such as exercise price of options, vesting schedules, terms related to termination of employment and duration of an award (up to ten years from the date of grant).

    Grants of stock options and PARS to the Named Executive Officers other than the Chief Executive Officer are based on the Committee's assessment of competitive practices, recommendations from the Chief Executive Officer based on individual performance, and past awards. In the first quarter of 1998, the Committee approved the grant of 34,900 stock options and 10,500 PARS to the Named Executive Officers, not including the Chief Executive Officer.

    Because 1998 was a turbulent year for the price of Hexcel Common, which ranged from a high of $31 1/16 to a low of $7 1/16, the Committee reviewed the impact of these dramatic swings on the incentive and retention value of prior awards made under Hexcel's equity-based incentive programs. The Committee decided to accelerate the granting of stock options and PARS that normally would have been awarded in 1999 to the Named Executive Officers and other key employees. Accordingly, in October 1998, a total of 79,800 stock options and 28,000 PARS were awarded to the Named Executive Officers, not including the Chief Executive Officer. It is not anticipated that significant additional awards will be made in 1999.

    The Committee further determined that the incentive and retention value of the Performance Accelerated Stock Options granted in 1997 to the Named Executive Officers and other key employees had diminished dramatically ("1997 PASOs"). Accordingly the Committee approved a program in which employees could elect to exchange all (but not less than all) of their 1997 PASOs for a number of new PASOs equal to 80% of the number of 1997 PASOs surrendered. All employees eligible to exchange PASOs under the program elected to do so. On October 30, 1998, 2,259,000 1997 PASOs were cancelled and 1,807,200 new PASOs were issued, of which 424,000 were awarded to the Named Executive Officers, except the Chief Executive Officer, in exchange for 530,000 1997 PASOs. The exercise price of each new PASO was set at $12.00 (110% of the fair market value of a share of Hexcel Common on the date of the grant). Subject to certain conditions of employment, PASOs vest and become exercisable over nine years or earlier upon normal retirement or the occurrence of a change in control as defined in the PASO agreement. If the closing price of Hexcel Common equals or exceeds $24.00 per share for ten or more consecutive trading days within the first three years following the date of grant, the PASOs will vest and become exercisable immediately.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    In determining Mr. Lee's compensation, the Committee considers Hexcel's financial and nonfinancial performance, as well as an analysis of Mr. Lee's total compensation in relation to Chief Executive Officers in the Comparator Group.

    Mr. Lee's base salary for 1998 was $550,000, which was below the median salary level for Chief Executive Officers in the Comparator Group. In light of this salary relationship, and Mr. Lee's leadership in positioning Hexcel for growth and profitability in 1999 and beyond, the Committee increased his salary to $625,000 effective January 1999. Compensation data provided to the Committee shows this salary remains below the competitive median pay practice.

    Mr. Lee's target under the Management Incentive Compensation Plan is 75% of base salary and his bonus can range, based on actual performance against goals, between 0% and 112.5% of base salary. Based upon Hexcel's financial performance against EBT and RONA goals established for 1998, Mr. Lee's actual 1998 bonus was $291,600 which was 70.7% of target. Mr. Lee's bonus was based solely on Hexcel's financial performance with no component for personal objectives. Mr. Lee elected to apply 50% of his 1998 bonus to purchase RSUs under the Management Stock Purchase Plan.

    In the first quarter of 1998, Mr. Lee received 51,000 stock options and 15,300 PARS. In October 1998, Mr. Lee was granted an additional 116,600 stock options and 40,700 PARS as an early grant of awards that normally would have been made in 1999. In addition, Mr. Lee exchanged 500,000 1997 PASOs for 400,000 new PASOs on the terms described above.

    STOCK OWNERSHIP GUIDELINES

    Effective January 1, 1998 the Committee and Board approved the implementation of stock ownership guidelines for members of senior management and directors. The guideline is five times base salary for the Chief Executive Officer, three times salary for certain members of senior management, one time salary for other members of senior management, and three times annual retainer fees for directors. All persons covered by the guidelines are expected to increase ownership towards the guideline amounts progressively over three years. All stock accumulated through the Management Stock Purchase Plan, purchased and retained through stock option exercise, acquired on the open market, or retained through the PARS program are considered in measuring compliance with the guideline. Unexercised stock options are not included in computing ownership levels. The Committee believes that investments in Hexcel Common at these guideline levels will benefit shareholders by further aligning the personal financial interests of executives and directors with those of Hexcel's investors, thereby promoting decision-making that maximizes shareholder value.

    TAX DEDUCTIBILITY OF COMPENSATION

    It is the Committee's general policy to consider whether particular payments and awards are deductible to Hexcel for federal income tax purposes, along with other factors that may be relevant in setting executive compensation practices. Consistent with this policy and in response to the Treasury regulations regarding the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, the Committee takes appropriate steps to optimize deductibility except where the best interests of Hexcel call for a different compensation design.

                                          John M.D. Cheesmond
                                          Marshall S. Geller
                                          Stanley Sherman
                                          Martin L. Solomon
                                              The Members of the Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following current directors were members of the Committee during 1998:
John M.D. Cheesmond, Marshall S. Geller, Stanley Sherman and Martin L. Solomon

    Mr. Cheesmond and Mr. Sherman each served as an executive officer of Ciba or its subsidiaries during 1998. During 1998, pursuant to certain manufacturing and supply agreements between Hexcel and Ciba, sales to Hexcel by Ciba were approximately $37.7 million; Hexcel sold no products to Ciba during 1998. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Any direct or indirect interest of Mr. Cheesmond or Mr. Sherman in these transactions cannot be determined.

COMPENSATION OF DIRECTORS

    Nonemployee directors are compensated for services as directors with an annual retainer of $30,000 payable quarterly. Nonemployee directors are also paid $1,200 for each Board of Directors meeting and $600 for each committee meeting attended. Committee chairmen are paid an additional $3,000 per year. Messrs. Lee and Kinne do not receive any compensation as members of the Board of Directors.

    In 1998, the Board of Directors offered each nonemployee director the opportunity to receive his retainer compensation in the form of discounted stock options. In lieu of a portion (between 25% and 100%) of a director's annual retainer (including any retainer paid to committee chairmen), a director could elect to receive that number of stock options determined by dividing the dollar amount of such portion by the exercise price of the stock option. The exercise price of each stock option is 50% of the fair market value of a share of Hexcel Common on the grant date. The options vest proportionately with the lapse of time over the first year after grant and expire five years from the date of grant. In December 1998 certain nonemployee directors elected to defer 100% of their retainers for 1999, and were granted the following number of stock options at an exercise price of $4.1875 per share: Messrs. Cheesmond, Solomon, Springer and Wimer-7,880; and Messrs. Geller and Sherman-7,164.

    Pursuant to Hexcel's Incentive Stock Plan, each person who becomes a director after January 1, 1998, and who is not also a full-time employee of Hexcel, will be granted, upon election or appointment as a director, an option to purchase 10,000 shares of Hexcel Common with an exercise price equal to the fair market value of Hexcel Common on the date of grant. The Incentive Stock Plan further provides that immediately after each annual meeting of stockholders held after January 1, 1998, and prior to February 7, 2005, each director who is not also a full-time employee of Hexcel on such date will be granted an option to purchase an additional 2,000 shares of Hexcel Common with an exercise price equal to the fair market value of Hexcel Common on the date of grant.

    On October 30, 1998, each nonemployee director in office at that time exchanged 38,000 1997 PASOs for 30,400 new PASOs on terms described above.

    Based on information provided to Hexcel, following the 1999 Annual Meeting of Stockholders, Ciba will be the beneficial owner of all future cash compensation and grants of equity-based compensation received by the Ciba directors. In addition, Ciba is the beneficial owner of the 10,000 stock options granted upon the appointments of each of Messrs. McGraw and Riediker.

                               PERFORMANCE GRAPH

    The following graph indicates Hexcel's total return to its stockholders during the past five years, as compared to the total returns of the Standard & Poor's 500 Composite Stock Price Index ("S&P Index"), Media General Financial Services' Aerospace Components Stock Price Index ("Media General Aerospace Index") and a Comparator Group consisting of companies chosen by the Executive Compensation Committee.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           HEXEL CORP.    S&P 500   MEDIA GENERAL AEROSPACE    COMPARTOR GROUP
Dec-93          $100.00    $100.00                   $100.00            $100.00
Dec-94          $112.50    $101.36                   $100.17            $109.91
Dec-95          $330.30    $139.32                   $127.43            $144.41
Dec-96          $477.10    $171.23                   $155.73            $179.53
Dec-97          $732.15    $228.27                   $225.25            $208.08
Dec-98          $245.89    $293.38                   $214.09            $211.82

                                                                                              MEDIA
                                                                                             GENERAL
                                                                   HEXCEL                   AEROSPACE   COMPARATOR
DATE                                                             CORPORATION   S&P INDEX    INDEX(1)     GROUP(2)
---------------------------------------------------------------  -----------  -----------  -----------  -----------
December 1993..................................................      100.00       100.00       100.00       100.00
December 1994..................................................      112.50       101.36       100.17       109.91
December 1995..................................................      330.30       139.32       127.43       144.41
December 1996..................................................      477.10       171.23       155.73       179.53
December 1997..................................................      732.15       228.27       225.25       208.08
December 1998..................................................      245.89       293.38       214.09       211.82

    Assumes quarterly reinvestment of dividends.

------------------------

(1) Data provided by Media General Financial Services

(2) Comparator Group consists of Cordant Technologies Inc.; Dexter Corp.; Fuller (H.B.) Co.; Coltec Industries; Gencorp Inc.; Cabot Corp.; Kerr-McGee Corp.; Sunstrand Corp.; Raychem Corp.; Crompton & Knowles Corp.; Hercules Inc.; Olin Corp.; Engelhard Corp.; General Dynamics Corp.; Owens Corning; Union Carbide Corp.; PPG Industries Inc.; AlliedSignal Inc.; Minnesota Mining & Mfg. Co.; Dow Chemical; Lockheed Martin Corp.; Amoco Corp.; and DuPont (EI) de Nemours. The return is determined by (i) assuming dividends are reinvested quarterly; (ii) adjusting for spin-offs or other special dividends; and (iii) weighing the issuers for stock market capitalization on a quarterly basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On February 29, 1996, Hexcel consummated certain transactions with Ciba-Geigy Limited ("CGL") and Ciba-Geigy Corporation ("CGC") whereby Hexcel acquired the Ciba Composites Business (the "Ciba Acquisition") pursuant to the terms and conditions of the Strategic Alliance Agreement, the Governance Agreement, a Registration Rights Agreement, a Distribution Agreement and other agreements (collectively, the "Ciba Agreements").

    On December 20, 1996, CGL and Sandoz Limited effected a business combination, forming Novartis Inc., a Swiss corporation. Prior to the business combination, CGL formed a new subsidiary, Ciba Specialty Chemicals Holding Inc. ("Ciba"). On March 13, 1997, all direct and indirect interests in Hexcel previously held by CGL were transferred to Ciba, including without limitation, all of its direct or indirect interest in Hexcel Common, the Ciba Subordinated Debt (as defined below) and all of its rights and obligations under the Agreements. In the Hexcel Consent Letter, Hexcel acknowledged Ciba as the direct and indirect successor to the rights and obligations of CGL and CGC under the Ciba Agreements. Ciba subsequently transferred its shares of Hexcel Common to its wholly-owned affiliates, Ciba Specialty Chemicals Corporation and Ciba Specialty Chemicals, Inc.

    THE STRATEGIC ALLIANCE AGREEMENT

    Under the Strategic Alliance Agreement, Hexcel acquired the assets (including the capital stock of certain non-U.S. subsidiaries) and assumed the liabilities of the Ciba Composites Business, other than certain excluded assets and liabilities, in exchange for (i) 18.0 million newly issued shares of Hexcel Common (currently representing beneficial ownership of approximately 49.6% of Hexcel Common), (ii) $25.0 million in cash, (iii) increasing rate senior subordinated notes in an aggregate principal amount of approximately $37.5 million, subject to certain adjustments (the "Ciba Subordinated Debt") and (iv) senior demand notes in an aggregate principal amount of $5.3 million. The aggregate purchase price for the net assets acquired in 1996 was $208.7 million. Hexcel redeemed $12.5 million in aggregate principal amount of Ciba Subordinated Debt on February 17, 1999.

    THE GOVERNANCE AGREEMENT

    Pursuant to the Governance Agreement, Hexcel's Board of Directors was reconstituted as described under "ELECTION OF DIRECTORS." In addition, certain key employees of the Ciba Composites Business became executive officers of Hexcel effective as of the closing of the Ciba Acquisition (the "Ciba Closing").

    CORPORATE GOVERNANCE

    Pursuant to the Governance Agreement, Hexcel has agreed to exercise all authority under applicable law to cause any slate of nominees presented to stockholders for election to the Board of Directors to consist of certain specified numbers of Ciba Nominees and Independent Nominees, in addition to the Chairman and the President. The precise number of Ciba Nominees and Independent Nominees to be included in any slate of nominees varies based on Ciba's percentage ownership of the voting securities of Hexcel. See "ELECTION OF DIRECTORS." The Governance Agreement further provides that (i) for so long as Ciba beneficially owns voting securities representing 40% or more of the total voting power of Hexcel, each committee of the Board of Directors shall consist of an equal number of Ciba Directors and Independent Directors and (ii) at all other times, each committee shall be comprised such that Ciba's representation is at least proportionate to its representation on the Board of Directors, unless the committee is comprised of three members or less, in which case at least one Ciba Director shall serve. See "ELECTION OF DIRECTORS-Meetings and Standing Committees of the Board of Directors."

    Pursuant to the Governance Agreement, new directors chosen to fill vacancies on the Board of Directors shall be selected as follows: (i) if the new director is to be a Ciba Director, then Ciba shall designate the new director; (ii) if the former director was the Chairman or President, the replacement Chairman or President, respectively, shall be the replacement director; and (iii) if the new director is to be an Independent Director (other than the Chairman or the President), the remaining Independent Directors (including the Chairman and the President if he or she is an Independent Director) shall designate the new director.

    If at any time the percentage of the total voting power of Hexcel beneficially owned by Ciba decreases to a point at which the number of Ciba Directors would decrease, the Governance Agreement generally requires Ciba to cause a sufficient number of Ciba Directors to resign from the Board of Directors so that the number of Ciba Directors on the Board of Directors after such resignation(s) equals the number of Ciba Nominees that Ciba would have been entitled to designate had an election of directors taken place at such time. Any vacancies created by such resignations would be filled by Independent Directors.

    CERTAIN APPROVALS

    Under the Governance Agreement, so long as Ciba beneficially owns voting securities representing 40% or more of the total voting power of Hexcel, neither the Board of Directors nor any committee thereof shall take any action, including the approval, authorization or ratification of any action or inaction by officers, agents or employees of Hexcel, without the affirmative vote of at least one Ciba Director and one Independent Director. In addition, the Governance Agreement generally provides that for so long as Ciba beneficially owns voting securities representing at least 33% of the total voting power of Hexcel, the Board of Directors shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Ciba Directors: (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any subsidiary of Hexcel if the value of the consideration paid or received by Hexcel in such individual transaction or the aggregate consideration paid or received by Hexcel in all such transactions approved by the Board of Directors during the prior 12 months exceeds the greater of $75 million or 11% of Hexcel's total consolidated assets; (ii) any sale, transfer, conveyance, lease or other disposition or series of related dispositions of assets, business or operations of Hexcel or any of its subsidiaries, if the value of the assets, business or operations so disposed exceeds the greater of $75 million or 11% of Hexcel's total consolidated assets; (iii) any issuance by Hexcel or any significant subsidiary of Hexcel of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its subsidiaries) or any other bonds, debentures, notes or securities convertible into, exchangeable for or exercisable for equity securities if the aggregate net proceeds to Hexcel of such issuance or of such issuance when added to the aggregate net proceeds to Hexcel of all such issuances approved by the Board of Directors during the prior 12 months exceeds the greater of $75 million or 11% of Hexcel's total consolidated assets; and (iv) any new capital expenditure program or any capital expenditure that is not part of a capital expenditure program previously approved by the Board of Directors, if the amount or anticipated amount of such program or expenditure or of such program or expenditure when added to the aggregate amount of capital expenditures not so approved by the Board of Directors during the prior 12 months exceeds the greater of $50 million or 7% of Hexcel's total consolidated assets.

    Under the terms of the Governance Agreement, Ciba has agreed that, until the percentage of the total voting power of Hexcel beneficially owned by Ciba falls below either (i) 15% if and so long as there is on file with the Commission any statement showing beneficial ownership by any person other than Ciba of 10% or more of the total voting power of Hexcel or (ii) 10% in all other cases, in any election of directors or any meeting of stockholders of Hexcel called expressly for the removal of directors, so long as the Board of Directors includes (and will include after any such removal) the requisite number of Ciba Directors, each of Ciba and any subsidiary of Ciba that holds voting securities of Hexcel (each, a "Ciba Entity") will be present for purposes of establishing a quorum and will vote all of its voting securities of Hexcel (x) in favor of any nominee or director selected in accordance with the terms of the Governance Agreement and (y) otherwise against the removal of any director designated in accordance with the terms of the

Governance Agreement. In any other matter submitted to a vote of the stockholders of Hexcel, Ciba and each Ciba Entity will be present for purposes of establishing a quorum and will vote all of its voting securities of Hexcel either, at the discretion of Ciba, (i) as recommended by the Board of Directors or (ii) in proportion to the votes cast with respect to the voting securities of Hexcel not beneficially owned by Ciba or the Ciba Entities, except that Ciba and each Ciba Entity will be free to vote all of its voting securities entitled to vote in its sole discretion on the following matters submitted to stockholders so long as such matters were not submitted to stockholders at the request of Ciba or any of its affiliates (other than Hexcel): (A) any amendment to the Certificate of Incorporation of Hexcel; (B) any merger, consolidation, acquisition or other business combination involving Hexcel or any of its subsidiaries; (C) any sale, lease, transfer or other disposition of the business operations or assets of Hexcel; (D) any recapitalization, restructuring or similar transaction or series of transactions involving Hexcel or any significant subsidiary of Hexcel; (E) any dissolution or complete or partial liquidation or similar arrangement of Hexcel or any significant subsidiary of Hexcel, subject to certain exceptions; (F) certain issuances of equity securities or securities convertible into or exchangeable or exercisable for equity securities; and (G) entering into any material joint venture, collaboration or partnership by Hexcel or any of its subsidiaries.

    STANDSTILL

    Under the terms of the Governance Agreement, Ciba has agreed, subject to certain specified exceptions, that it will not, directly or indirectly, (i) purchase or otherwise acquire any beneficial ownership of voting securities of Hexcel; (ii) enter into, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its subsidiaries or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any significant subsidiary of Hexcel (except in the ordinary course of business or in nonmaterial amounts); (iii) initiate or propose any security holder proposal without the approval of the Board of Directors or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) to vote or seek to advise or influence any person or entity with respect to the voting of any voting securities of Hexcel or request or take any action to obtain any list of security holders for such purposes with respect to any matter other than those with respect to which Ciba or the Ciba Entities may vote in their sole discretion under the Governance Agreement (or, as to such matters, solicit any person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange
Act); (iv) form, join or otherwise participate in a group formed for the purpose of acquiring, holding, voting, disposing of or taking any action with respect to Hexcel's voting securities that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the Commission; (v) deposit any voting securities of Hexcel in a voting trust or enter into any voting agreement with respect thereto (other than the Governance Agreement);
(vi) seek representation on the Board of Directors, remove a director or seek a change in the size or composition of the Board of Directors; (vii) make any request to amend or waive the provisions of the Governance Agreement referred to in this paragraph that would require public disclosure; (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal;
(ix) take any action challenging the validity or enforceability of the foregoing; or (x) assist, advise, encourage or negotiate with respect to or seek to do any of the foregoing.

    The Governance Agreement permits Ciba to purchase or otherwise acquire beneficial ownership of Hexcel's voting securities in open market purchases so long as after giving effect to such purchases or acquisitions the percentage of the total voting power of Hexcel beneficially owned by Ciba does not exceed the greater of (i) 49.9% until the third anniversary of the Closing or 57.5% thereafter and (ii) the highest percentage of the total voting power of Hexcel beneficially owned by Ciba immediately following any action by Hexcel that increases the percentage of the total voting power of Hexcel beneficially owned by Ciba due to a reduction in the amount of voting securities of Hexcel outstanding as a result of such action.

    BUYOUT TRANSACTIONS

    The Governance Agreement provides that, notwithstanding the standstill provisions described above, at any time after the fifth anniversary of the Closing, Ciba may propose, participate in, support or cause the consummation of a tender offer, merger or sale of substantially all of Hexcel's assets or similar transaction (a "Buyout Transaction"), including a Buyout Transaction with Ciba or any of its affiliates, if each stockholder other than Ciba and the Ciba Entities (the "Other Holders") is entitled to received upon consummation of such Buyout Transaction consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a stockholder vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) fair from a financial point of view to the Other Holders in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by Ciba).

    ISSUANCE OF ADDITIONAL SECURITIES

    If, at any time after the Closing for so long as Ciba is entitled to designate one or more nominees for election to the Board of Directors, Hexcel issues any additional voting securities for cash (other than issuances of voting securities in connection with employee or director stock option or incentive compensation or similar plans), Ciba will, pursuant to the Governance Agreement, have the option to purchase, for the same consideration and otherwise on the same terms as are applicable to such issuance by Hexcel, an amount of such voting securities that would allow Ciba to beneficially own the same percentage of the total voting power of Hexcel after such issuance as Ciba beneficially owned immediately prior to such issuance.

    THIRD PARTY OFFERS

    In the event that Hexcel becomes the subject of a bona fide offer to enter into a Buyout Transaction by a person other than Ciba or any of its affiliates or any other person acting on behalf of Ciba or any of its affiliates (a "Third Party Offer") that is made after the third anniversary of the Closing and that is approved by two-thirds of the Independent Directors, Ciba will, within ten days after receipt of notice of such event, either (i) offer to acquire the voting securities of Hexcel held by the Other Holders (the "Other Shares") on terms at least as favorable to the Other Holders as those contemplated by such Third Party Offer or (ii) support such Third Party Offer (or an alternative Third Party Offer providing greater value to the Other Holders) by voting and causing each Ciba Entity to vote all its voting securities of Hexcel eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each Ciba Entity to tender or sell all its voting securities of Hexcel to the person making such Third Party Offer. In the event that Hexcel becomes the subject of a Third Party Offer, neither Ciba nor any of the Ciba Entities may support or vote in favor of such Third Party Offer or tender or sell its voting securities of Hexcel to the person making such Third Party Offer unless such Third Party Offer is approved by (i) a majority of the Independent Directors acting solely in the interests of the Other Holders or (ii) a majority in interest of the Other Holders in a stockholder vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith).

    TRANSFER RESTRICTIONS

    Except in connection with a Third Party Offer that has been approved by the Independent Directors or the Other Holders in accordance with the Governance Agreement, Ciba and the Ciba Entities are not permitted to sell, transfer or otherwise dispose of any voting securities of Hexcel except (i) transfers solely among Ciba and its wholly owned subsidiaries, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and otherwise subject to compliance with the Securities Act or (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act, and in the case of clauses (ii) and (iii), in a manner calculated to achieve a Broad Distribution (as defined in the Governance Agreement).

    In addition, the Governance Agreement provides that Ciba will not (i) permit any subsidiary of Ciba that is not wholly owned to become a Ciba Entity or (ii) dispose of any of the capital stock of any Ciba Entity except to another direct or indirect wholly owned subsidiary of Ciba. This provision does not, however, prohibit Ciba from effecting (i) a pro rata distribution to Ciba's stockholders or (ii) a sale in a manner calculated to achieve a Broad Distribution of up to 20%, in each case, of the equity securities of a Ciba Entity if (x) such distribution or sale has a bona fide business purpose (other than the sale or distribution of such voting securities), (y) the voting securities of Hexcel beneficially owned by such Ciba Entity do not constitute a material portion of the total assets of such Ciba Entity and (z) in the case of a pro rata distribution to Ciba's stockholders, such Ciba Entity agrees in writing to be bound by the terms and provisions of the Governance Agreement to the same extent that Ciba would be if it beneficially owned the voting securities of Hexcel beneficially owned by such Ciba Entity.

    TERMINATION; EXTENSION

    On the tenth anniversary of the Closing, or at the end of any subsequent renewal period, if the percentage of the total voting power of Hexcel beneficially owned by Ciba is greater than 10% but less than 100%, Ciba will have the option to (i) extend the Governance Agreement for an additional two-year period, in which case so long as Ciba beneficially owns voting securities of Hexcel representing 25% or more of the total voting power of Hexcel, on one occasion during such two-year period Ciba may require Hexcel to solicit in good faith a Buyout Transaction in which Ciba, the Ciba Entities and the Other Holders receive the same consideration per voting security of Hexcel (in which event the provisions of the Governance Agreement will continue in full force and effect until the consummation of such Buyout Transaction) or (ii) undertake to sell a sufficient number of voting securities of Hexcel so that the percentage of total voting power of Hexcel beneficially owned by Ciba falls below 10% during the subsequent 18 months pursuant to one or more registered or non-registered offerings calculated to achieve a Broad Distribution (in which event the provisions of the Governance Agreement will continue in full force and effect until Ciba's percentage ownership of the total voting power of Hexcel falls below 10%). If Ciba exercises its option to require Hexcel to solicit a Buyout Transaction as described above, Ciba and the Ciba Entities may vote in favor of or tender or sell their voting securities pursuant to any Third Party Offer made as a result of or during such solicitation so long as the Third Party Offer offers the same consideration to the Other Holders. Unless Hexcel has accepted another Third Party Offer providing at least equivalent value to all Hexcel stockholders, Hexcel will not take any action to interfere with Ciba's right to vote in favor of or tender into such a Third Party Offer, provided, however, that Hexcel will remain free to pursue alternative Third Party Offers that provide for at least equivalent currently realizable value to all Hexcel stockholders (including Ciba and the Ciba Entities) as such previously proposed Third Party Offer.

    The Governance Agreement will automatically terminate at any time that Ciba beneficially owns voting securities of Hexcel representing either 100% or less than 10% of the total voting power of Hexcel.

    THE DISTRIBUTION AGREEMENT

    In accordance with the terms of the Strategic Alliance Agreement, Hexcel and CGL entered into the Distribution Agreement, which was assigned to Ciba in accordance with the Hexcel Consent Letter (as so assigned, the "Distribution Agreement"). Pursuant to the Strategic Alliance Agreement and the Distribution Agreement, certain subsidiaries of CGL continued to act as distributors for Hexcel for one year following the Closing through February 28, 1997. In accordance with these agreements, Hexcel acquired certain assets (primarily inventory and certain fixed assets) of these distributors from time to time during the year following the Closing for an aggregate purchase price of approximately $2.5 million, which amount was paid by the issuance on September 2, 1998 of a senior subordinated note.

    THE REGISTRATION RIGHTS AGREEMENT

    In connection with the Ciba Acquisition, Hexcel and CGL entered into a registration rights agreement, which was assigned to Ciba in accordance with the Hexcel Consent Letter (as so assigned and amended, the "Registration Rights Agreement"). The Registration Rights Agreement provides that Hexcel will prepare and, not later than 60 days after a request from Ciba, file with the Commission a "shelf" registration statement covering the shares of Hexcel Common beneficially owned by Ciba and the Ciba Entities. Ciba's shares of Hexcel Common will generally become eligible for sale under the Registration Rights Agreement in four equal annual installments commencing on March 1, 1998. The shares eligible for sale under the Registration Rights Agreement in any year that are not sold in such year will continue to be eligible for sale under the Registration Rights Agreement in subsequent years. Under the Registration Rights Agreement, Ciba also has the right, subject to certain restrictions, to include equity offerings of Hexcel. The Registration Rights Agreement also contain certain provisions relating to blackout periods (during which Ciba would not be permitted to sell shares of Hexcel Common otherwise eligible for sale under the Registration Rights Agreement), payment of expenses, selection of underwriters and indemnification.

    THE SUPPLY AND MANUFACTURING AGREEMENTS

    Hexcel and CGL have entered into various agreements and purchase orders, some of which were entered into in connection with the Ciba Acquisition, pursuant to which Hexcel and CGL have purchased certain products from each other; Ciba has assumed these obligations. Sales to Hexcel under such agreements were approximately $37.7 million on a worldwide basis in 1998. Hexcel sold no products to Ciba in 1998. Hexcel believes that the terms of the supply and manufacturing agreements between Hexcel and Ciba are as fair to Hexcel as terms that may have been obtained from unaffiliated third parties.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Hexcel's directors and executive officers, and persons who own more than ten percent of a registered class of Hexcel's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Hexcel Common and other equity securities of Hexcel. Executive officers, directors, and greater than ten percent stockholders are required by Commission regulations to furnish Hexcel with copies of all Section 16(a) forms they file. To Hexcel's knowledge, based solely on a review of the copies of such reports furnished to Hexcel and written representations that no other reports were required, for the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent stockholders were complied with, except as follows: (1) one inadvertent late filing in October 1998 by James N. Burns of a Form 4 due in September 1998 relating to a purchase of 1,000 shares of Hexcel Common; and (2) one inadvertent late filing in December 1998 by Linn H. Matthews (a former Hexcel executive) of a Form 4 due in March 1998 relating to a grant of 3,000 PARS in January 1998.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders and in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

    Any proposal that a Hexcel stockholder intends to present at the 2000 Annual Meeting of Stockholders of Hexcel must be submitted to the Secretary of Hexcel at its offices, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901-3238, no later than December 14, 1999 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                              INDEPENDENT AUDITORS

    A representative of PricewaterhouseCoopers LLP, Hexcel's independent auditors, is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

                                 ANNUAL REPORT

    Hexcel's Annual Report to Stockholders containing audited financial statements for the year ended December 31, 1998, is being mailed herewith to all stockholders of record. Additional copies are available without charge on request. Requests should be addressed to the Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford Connecticut, 06901-3238.

                                          HEXCEL CORPORATION

Stamford, Connecticut
April 12, 1999

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

                                  MAY 20, 1999

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

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      PLEASE MARK YOUR
A |X| VOTES AS IN THIS
      EXAMPLE.

                          FOR all nominees           WITHHOLD
                          listed at right       AUTHORITY to vote
                     (except as written to the   for all nominees
                          contrary below)        listed at right
1. Election of
   directors (check            |_|                     |_|
   one box only)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S) BELOW:

_________________________________________________________________

NOMINEES: John M.D. Cheesmond
          Marshall S. Geller
          Harold E. Kinne
          John J. Lee
          John J. McGraw
          Martin Riediker
          Stanley Sherman
          Martin L. Solomon
          George S. Springer
          Franklin S. Wimer

2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS APPEARING ON THE PROXY AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IN THE ABSENCE OF INSTRUCTIONS, PROXIES WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature(s)_________________________________________________ Dated:______, 1999

Note: Please sign exactly as name(s) appear on this proxy, and date this proxy.
      If a joint account, each joint owner must sign. If signing for a corporation, partnership or as agent, attorney or fiduciary, please indicate the capacity in which you are signing.

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

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                               HEXCEL CORPORATION

                               TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                        STAMFORD, CONNECTICUT 06901-3238

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HEXCEL CORPORATION

      The undersigned stockholder of Hexcel Corporation ("Hexcel") hereby appoints John J. Lee, John M.D. Cheesmond and Marshall S. Geller and each of them, the lawful attorneys proxies of the undersigned, each with powers of substitution, to vote all shares of Common Stock of Hexcel held of record by the undersigned on March 22, 1999 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott Hotel, Two Stamford Forum, Stamford, Connecticut, on May 20, 1999 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 1999, receipt of which is hereby acknowledged.
                                                                     -----------
                                                                     SEE REVERSE
                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)         SIDE
                                                                     -----------

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